Exhibit 2.1

DATED	3 MAY	2013

(1)                            SOVEREIGN CAPITAL LIMITED PARTNERSHIP II AND OTHERS as Sellers

(2)                            WCL HOLDCO LIMITED as Buyer

(3)                            NORD ANGLIA EDUCATION (UK) HOLDINGS PLC as Guarantor

AGREEMENT

for the sale and purchase of shares

in the capital of WCL Group Limited

i

TABLE OF CONTENTS

(continued)

ii

AGREED FORM/ANCILLARY DOCUMENTS

Announcements

Buyer Financing Bank Confirmation Letter

Buyer Financing CP Confirmation Letter

BSARS Restructuring Documents

Closing Board Minutes

Data Room Documents index

Deeds of Release

Disclosure Letter and other Disclosure Documents

Directors/Secretary resignations

Due Diligence Reports

E-2 Visa Clearance Application

E-2 Visa Clearance Application Instruction Letter

Fees, Transaction Bonuses and Permitted Leakage Schedule

Grant Thornton Step Plan

Last Audited Financial Statements

Locked Box/Management Accounts

No Claims Confirmation

Payoff Letter

Price Calculation Schedule

Share Option Documents

Signing Board Minutes

Special Resolution

Termination Agreement

USCIS E-2 Employee Transfer Petitions

USCIS List of Employees

DATED 3 May 2013

PARTIES

(1)                                 THE PERSONS whose respective names and addresses and (where relevant) abbreviated references used herein) are set out in Parts A, B and D of Schedule 1 (the “Sellers”);

(2)                                 WCL HOLDCO LIMITED, a company incorporated in England & Wales with registered number 8509277  whose registered office is at The Old Vicarage, Market Street, Castle Donington, Derbyshire, United Kingdom, DE74 2JB (the “Buyer”); and

(3)                                 NORD ANGLIA EDUCATION (UK) HOLDINGS PLC, a company incorporated in England & Wales with registered number 06590752 whose registered office is at The Old Vicarage, Market Street, Castle Donington, Derbyshire, United Kingdom, DE74 2JB (the “Guarantor”).

INTRODUCTION

(A)                               The Sellers have agreed to sell or procure the sale of, and the Buyer has agreed to purchase, the Shares in the Company upon the terms and subject to the conditions of this Agreement.

(B)                              The Guarantor has agreed to guarantee to each of the Sellers the performance by the Buyer of its obligations under this Agreement.

OPERATIVE PROVISIONS

1.                                      INTERPRETATION

1.1                               In this Agreement and the Schedules hereto the following words and expressions shall where the context so admits bear the following meanings:

“A Ordinary Shares” means ‘A’ ordinary shares of £0.00067 each in the capital of the Company;

“A Convertible Shares” means ‘A’ convertible shares of £0.10 each in the capital of the Company;

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Agreed Form” means, in relation to a document, the form of that document which has been, or prior to Closing will be, agreed between or by (i) the Sellers’ Solicitors or Sellers’ Representatives for the Sellers and (ii) the Buyer and initialled by or on behalf of each of them as evidence of that agreement;

“Alexandre Share Purchase Agreement” means the Agreement for the purchase of Shares in the Company entered into between the EBT and James Alexandre on 28 September 2012;

“Announcements” means the Closing Announcement and Exchange Announcement;

“Ares Facility” means a facilities agreement originally dated 10 March 2009 and entered into, among others, between the Company, the Subsidiaries of the Company listed therein and Ares Capital Europe Limited in its capacity as mandated lead arranger, agent, issuing bank and security agent and as amended on 25 June 2010, 30 June 2010 and 8 November 2010 and as amended and restated on 3 August 2011;

“B Ordinary Shares” means ‘B’ ordinary shares of £0.00625 each in the capital of the Company;

“B2 Ordinary Shares” means ‘B’ ordinary shares of £0.00625 each in the capital of the Company identified as B2 Ordinary Shares;

“B Convertible Shares” means ‘B’ convertible shares of £0.10 each in the capital of the Company;

“BSARS” means BSA Resource Solutions, LLC, one of the Subsidiaries;

“BSARS Restructuring” means the sale and transfer of a fifty percent ownership interest in BSARS and other arrangements to be effected on completion of that sale and transfer all as provided in the BSARS Restructuring Documents;

“BSARS Restructuring Documents” means the documents in Agreed Form included in duplicate folders of that designation;

“Best Endeavours” means the efforts and time that a prudent Person (holding the status of employee, director, officer or shareholder of the relevant Target Group Company) desirous of achieving a result would use in similar circumstances to ensure (to the extent of his powers as an employee, director, officer or shareholder of the relevant Target Group Company) that such result is achieved as expeditiously as possible, provided that the performing party is not required to expend his own funds, or assume any liability in his own personal capacity;

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or in London or in Hong Kong or is a day on which banking institutions located in the State of New York or London or Hong Kong are authorized or required by law or other governmental action to close;

“Buyer Debt Providers” means Goldman Sachs Bank USA, Credit Suisse AG, Cayman Islands Branch and HSBC Bank USA, National Association;

“Buyer Deposit Bank” means The Hongkong and Shanghai Banking Corporation Limited;

“Buyer Financing Bank Confirmation Letter” means a letter addressed to the Guarantor from the Buyer Deposit Bank in Agreed Form confirming that the Guarantor holds £87,257,974.69 in a separate account at the Buyer Deposit Bank;

“Buyer Financing CP Confirmation Letter” means a letter in Agreed Form from the Buyer Debt Providers to the Guarantor confirming that, except as expressly specified therein, the Financing Conditions (as defined in clause 11.1(J)) have all been satisfied;

“Buyer’s Group” means the Buyer and any Affiliates from time to time of the Buyer (but excluding any portfolio companies of Baring Private Equity Asia other than Nord Anglia Education (UK) Holdings PLC and its subsidiary undertakings) and each of them other than the Target Group Companies;

“Buyer’s Solicitors” means Latham & Watkins of 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong;

“Company” means WCL Group Limited, a private company limited by shares of which certain particulars are set out in Schedule 2;

“Closing” means completion of this Agreement, as provided for in clause 6 below;

“Closing Announcement” means the form of an announcement in Agreed Form, to be released at the time of Closing;

“Closing Board Minutes” means the minutes of a meeting of the board of directors or shareholders/members (as applicable) of the Company and of the other relevant Target Group Companies held on or immediately prior to Closing, in the Agreed Form, pursuant to which, among other things, individuals nominated by the Buyer are appointed to the board/as managers of each of the Target Group Companies such that, immediately upon Closing, such appointees constitute a majority of each such board/managers;

“Closing Date” means (x) (unless otherwise agreed in writing by the Sellers’ Representatives for the Sellers and the Buyer), the fifth Business Day after all of the Conditions have been satisfied or waived; (y) if Closing is deferred in accordance with clause 6.4 or 6.5, the date to which Closing is deferred; or (z) as the context shall require following the Closing, the date on which Closing shall have taken place;

“Conditions” means the conditions precedent to Closing set out in Schedule 5;

“Confidentiality Agreement” means the confidentiality letter relating (inter alia) to the Target Group dated 3 December 2012 between an Affiliate of the Buyer and Lincoln International LLP;

“Consideration” has the meaning set out in clause 4.1;

“Covenantor” means each Management Seller (other than the EBT);

“C Shares” means ‘C’ ordinary shares of £0.05 each in the capital of the Company;

“Data Room Documents” means the documents identified in the index of that title in the Agreed Form;

“Deeds of Release” means the deeds of release to be executed by, among others, Ares Capital Europe Limited (and in case of (e) below executed also by Ares Capital Europe (Luxembourg) S.a r.l and Ares CSF III Luxembourg S.a r.l.) and the relevant Target Group Companies to release (a) the English law governed security given by the relevant Target Group Companies, (b) SCLP II and Sovereign Capital Partners LLP from their respective liabilities under or in respect of the English law governed Sponsor Guarantees (as such term is defined in the Ares Facility Agreement), (c) the Texas law governed security given by the relevant Target Group Companies, (d) the New York law governed security given by the relevant Target Group Companies and (e) the Spanish law governed security given by the relevant Target Group Companies, all in respect of the Ares Facility and all in the Agreed Form;

“Default Interest” means interest at the rate of two per cent. per annum above the base rate for the time being of The Royal Bank of Scotland plc;

“Disclosed” means to the extent fairly disclosed in or by the Disclosure Documents, with sufficient details to identify the nature and scope of the matter disclosed;

“Disclosure Documents” means the Data Room Documents, the information memorandum issued by Lincoln International LLP relating to the Target Group (a copy of which has been supplied to the Buyer), the Due Diligence Reports and the Disclosure Letter;

“Disclosure Letter” means the letter of that title of even date from the Warrantors to the Buyer and the bundle of documents annexed to the Disclosure Letter and listed in Schedule 1 thereto;

“D Shares” means ‘D’ ordinary shares of £0.05 each in the capital of the Company;

“Due Date” means in respect of any sum payable or obligation to be performed under this Agreement or any of the other Transaction Documents, the day specified for the payment to be made or that obligation to be performed or, if that day is not a Business Day, the next following Business Day;

“Due Diligence Reports” means the due diligence reports (and supplementary documents) prepared by The Parthenon Group and KPMG Transaction Services, copies of which are in Agreed Form;

“E-2 Visa Clearance Application Instruction Letter” means the letter in Agreed Form from Fragomen, Del Rey, Bernsen & Lowey, LLP to the Guarantor, Mark Orrow-Whiting and Johnny Dowd to be entered into within one Business Day of the date of this Agreement;

“EBT” means the employee benefit trust established by trust deed of which a copy is in the Data Room Documents and of which WCL EBT Limited is sole trustee;

“Encumbrance” or “Lien” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, restriction and other encumbrance or security interest (including any created by Law) of any kind or any other type of preferential arrangement (including a title transfer and retention arrangement) having similar effect;

“Exchange Announcement” means the form of an announcement in Agreed Form, to be released within four business days after the entry into this Agreement;

“Fees, Transaction Bonuses and Permitted Leakage Schedule” means the Schedule in Agreed Form detailing various fees payable by the Target Group;

“Financial Statements” means the Last Audited Financial Statements and the Management Accounts;

“Full Title Guarantee” means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee;

“GAAP” means generally accepted accounting principles in the United Kingdom, as applied by the Group;

“Governmental Authority” means any legislature, administrative body, agency, instrumentality, court, tribunal or other authority of any international, national, federal, state, local or other government or political subdivision thereof in any part of the world, including the Regulatory Authority;

“Headteachers” means the Heads of the Target Group’s schools in the United States, Spain and Qatar;

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (but excluding trade credit arising in the ordinary course of business which has been outstanding for 120 days or less), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement obligations with respect to drawn letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all guarantee obligations of such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or services (but excluding trade credit arising in the ordinary course of business), (f) any interest rate or currency swap or similar hedging agreement, and (g) any capital lease obligation (as defined by GAAP) of such Person;

“Indentures” means (i) the indenture, dated March 28, 2012, by and among Nord Anglia Education (UK) Holdings plc, as the issuer, the guarantors party thereto, Citicorp International Limited, as trustee and security agent, Citibank, N.A., London Branch, as paying agent and transfer agent, and Citigroup Global Markets Deutschland AG, as registrar, with respect to the issuer’s US$325,000,000 10.25% Senior Secured Notes due 2017, and (ii) the indenture, dated February 8, 2013, by and among Nord Anglia Education, Inc., as the issuer, Citicorp International Limited, as trustee, Citibank, N.A., London Branch, as principal paying agent and transfer agent, and Citigroup Global Markets Deutschland AG, as registrar, with respect to the issuer’s US$150,000,000 8.50%/9.50% Senior PIK Toggle Notes due 2018;

“Intellectual Property Rights” means trademarks, service marks, registered designs, design rights, copyrights, business or trade names and internet domain names (whether or not the same are registered or capable of registration);

“Interim Period” means the period commencing on the exchange of this Agreement and ending on the earliest of its Closing, lapse or termination;

“Investor Director” means Mr. Jose Rodriguez Cesenas and his successor or replacement.

“Investor Sellers” means the Sellers detailed in Part A of Schedule 1;

“Investor Sellers’ Representative” means Sovereign Capital Limited Partnership II (acting by its general partner or Sovereign Capital Partners LLP as its manager) or such other person (i) with an address in the United Kingdom as the Investor Sellers selling between them a majority of the Investor Shares shall for this purpose notify to the Parties by not less than five Business Days’ prior written notice with express reference to this Agreement and (ii) who, if not already an Investor Seller party hereto, adheres (in accordance with arrangements reasonably satisfactory to the Buyer) to the terms of this Agreement and agrees to abide by all the continuing terms of the Agreement as they apply to the Investor Sellers’ Representative;

“Investor Shares” means the A Ordinary Shares and A Convertible Shares held by the Investor Sellers as detailed in Schedule 1;

“Key Interim Period Covenants” means the obligations contained in paragraphs 1, 2, 3 and 4 of Schedule 6;

“Knowledge” means, with respect to any Warrantor, the actual knowledge of such Warrantor after he has made due and careful inquiry of (i) the other Warrantors, Hugh MacPherson and Christopher Wright; (ii) Jennifer Coppin, Taj Dhatt, Liam Geraghty, Monica Harter, Stephen Mark, Marion Morris, Sarah Padilla, Raquel Pariente Pastor and Emily Porter; and (iii) the Headteachers;

“Last Audited Financial Statements” means the audited consolidated accounts of the Company and its then subsidiary undertakings as at and for the year ended on the Last Audited Financial Statements Date, copies of which are in the Data Room Documents;

“Last Audited Financial Statements Date” means 31 August 2012;

“Law” means any law, statute, ordinance, rule, regulation, judgment, decree, ruling, injunction or Order of any Governmental Authority;

“Leakage” has the meaning given in Schedule 10;

“Loan Notes” means the A-1 Loan Notes, A-2 Loan Notes and B Loan Notes constituted by the Company by instruments dated 4 April 2008 (as amended prior to the Locked Box Date, if the case) to the extent outstanding at the date of this Agreement, including all accrued and unpaid interest thereon as at the Completion Date;

“Locked Box Accounts” means the Management Accounts for the period from the Last Audited Financial Statements Date to the Locked Box Date;

“Locked Box Date” means 31 December 2012;

“Long Stop Date” means 5 pm London time on 2 August 2013 or such later time as the Buyer and Sellers’ Representatives shall agree in writing;

“Losses” means all costs, losses, liabilities, damages, claims, demands, proceedings, reasonable expenses, penalties and reasonable legal and other reasonable professional fees and “Loss” shall be read and construed accordingly;

“Management Accounts” means the management accounts of the Target Group for the period from the Last Audited Financial Statements Date to the Management Accounts Date, copies of which are included in the Data Room Documents;

“Management Accounts Date” means 31 March 2013;

“Management Sellers” means the Sellers who are not Investor Sellers;

“Management Sellers’ Representative(s)” means all of the Management Sellers acting together or such other person(s) with an address in the United Kingdom as (i) the Management Sellers selling between them a majority of the Shares sold by the Management Sellers shall for this purpose notify to the Parties by not less than five Business Days’ prior written notice with express references to this Agreement, and (ii) who, if not already a Management Seller party hereto, adheres (in accordance with arrangements reasonably satisfactory to the Buyer) to the terms of this Agreement and agrees to abide by all the continuing terms of the Agreement as they apply to the Management Sellers’ Representative;

“Management Warranties” means the warranties given pursuant to clause 8.3;

“Material Adverse Effect” means a material adverse effect on the business, operations, results of operations or financial condition of the Target Group as a whole, determined, in each case, without regard, in combination or otherwise, to any facts, circumstances, events or changes Disclosed or (a) generally affecting the provision of education and/or related services in the United States or Spain or Qatar or the United Kingdom or elsewhere, (b) generally affecting the economy or the financial, debt, credit or securities markets in the United States or Spain or Qatar or the United Kingdom or elsewhere, (c) resulting from any political conditions or developments in the United States or Spain or Qatar or the United Kingdom or

elsewhere, (d) resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (e) reflecting or resulting from changes or proposed changes in Law (including rules and regulations) or interpretation thereof or GAAP (or interpretations thereof), in each case after the date of this Agreement, (f) resulting from actions of a Seller or a Target Group Company that Buyer has requested in writing or to which Buyer has consented in writing, or (g) resulting from the announcement or the existence of, or compliance with, this Agreement and/or any other Transaction Document and/or the transactions contemplated hereby (other than compliance with the Target Group’s obligations under clause 5.1 and Schedule 6); provided, that any fact, circumstance, or event referred to in (a) through (e) above may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such fact, circumstance or event has a materially disproportionate and detrimental effect (relative to the majority of other industry participants) on the Target Group as a whole;

“Option Share Sellers” means those Sellers who are grantees of Share Options and shown as Option Share Sellers in Part B of Schedule 1 and references to the “Option Share Sellers” shall be construed accordingly;

“Order” means any injunction, judgment, ruling, assessment, order or decree of any Governmental Authority having competent jurisdiction;

“Organisational Document” means with respect to any Person that is an entity, the certificate of incorporation, articles of association, charter, bylaws or other similar organisational documents relating to the creation and governance of such entity and its relationship with its owners;

“Parties” means the parties to this Agreement and “Party” means any of them;

“Payoff Letter” means the letter from Ares Capital Europe Limited to the Buyer in respect of the repayment of the Ares Facility and release of the Deeds of Release, in Agreed Form;

“Permits” means all permits, licenses, approvals, certificates, accreditations and other authorisations from any Governmental Authority;

“Permitted Leakage” has the meaning given in Schedule 10;

“Person” means an individual, corporation, public limited company, limited liability company, partnership, association, trust or other entity or organisation, including any Governmental Authority;

“Personal Loan” means (a) in the case of Steven Brown, the loan of £38,068.96 made to him by the Company under the terms of a loan agreement dated 28 September 2012 a copy of which is in the Disclosure Documents and (b) in the case of Ann McPhee, the loan of £25,175.55 made to her by the EBT under the terms of a loan agreement dated 28 September 2012 a copy of which is in the Disclosure Documents;

“Price Calculation Schedule” means the document of that title in Agreed Form;

“Proceeding” means any claim, demand, suit, action or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation;

“Properties” means the properties referred to in Schedule 4 and references to a “Property” shall be construed accordingly;

“Regulatory Authority” means a Governmental Authority from which a Regulatory Consent is to be sought as contemplated by Schedule 5;

“Regulatory Consent” has the meaning given in Schedule 5;

“Relevant Claim” means a claim against a Warrantor under or in respect of the Management Warranties and for the purposes of paragraphs 1 (but only insofar as relevant to paragraphs 3, 4, 5, 8 and 9 of Schedule 8) and 3, 4, 5, 8 and 9 only of Schedule 8, “Relevant Claim” shall also include a claim against a Warrantor for breach of any of the obligations set out in clause 5.1 or clause 7.4(A);

“Relief” includes any relief, right to repayment of tax, allowance or credit in respect of any tax or any deduction in computing income, profits or gains for the purposes of any tax;

“SCLP II” means Sovereign Capital Limited Partnership II, one of the Investor Sellers;

“SCLP Loan Note Holders” means those holders of A Loan Notes identified with an asterisk in Part D of Schedule 1;

“Sellers” means those Persons who hold (or on exercise of Share Options will own) Shares, as detailed in Parts A and B of Schedule 1 and references to any “Seller” shall be read and construed accordingly;

“Sellers’ Representatives” means the Investor Seller Representative and the Management Sellers’ Representative(s), acting together;

“Sellers’ Solicitors” means Jones Day of 21 Tudor Street, London EC4Y 0DJ;

“Sellers’ Solicitors’ Client Account” means the bank account of the Sellers’ Solicitors at The Royal Bank of Scotland plc, 36-37 New Bridge Street, London EC4V 6BJ with account number 10091650, sort code 16-00-19 and reference Project Platinum;

“Shares” means the shares in the Company held by the Sellers as detailed in Schedule 1;

“Share Option Documents” means the documents entered into or to be entered into in Agreed Form at or about the time of entry into this Agreement under which the EBT has granted or will grant options to the grantees therein mentioned to acquire certain of its Shares in the Company;

“Share Options” means the share options over Shares in the Company granted by the EBT on the terms of the Share Option Documents and to be exercised immediately before Closing by the Option Share Sellers;

“Signing Board Minutes” means the minutes of a meeting of the board of directors of the Company held on or around the date of this Agreement approving, inter alia, the terms of this Agreement;

“Specifically Disclosed” means to the extent fairly disclosed in or by the specific disclosures in the Disclosure Letter (which may for the avoidance of doubt include cross references to specific information in the relevant Disclosure Documents or to other specific disclosures in the Disclosure Letter) (each such disclosure of which shall reference the particular Key Warranty to which it relates, provided that any specific disclosure in the Disclosure Letter against another paragraph of Part B or Part C of Schedule 7 shall be deemed to apply to the Key Warranties in paragraph 5 of Part B of Schedule 7, if and to the extent that the relevance of such disclosure to such Key Warranties is reasonably apparent), with sufficient details to identify the nature and scope of the matter so disclosed;

“Subscription Agreement” means the subscription agreement dated 4 April 2008 between (amongst others) Sovereign Capital Limited Partnership II and the Company, a copy of which is in the Disclosure Documents;

“Subsidiaries” means the entities in the Target Group, except the Company, certain particulars of which are set out in Schedule 3;

“Supplemental Amount” means an amount equal to the sum of a x b, where:

a                                         means an amount of £9,360; and

b                                         means the number of days in the period from and including April 1, 2013 until and including the date of Closing;

“Target Companies” or “Target Group” or “Target Group Companies” means the Company and the Subsidiaries, “Target Company” or “Target Group Company” means any of them and the expression “relevant Target Company”  or “relevant Target Group Company” shall be construed accordingly;

“taxation” or “tax” means all forms of taxation, duties, imposts, charges and levies of the United Kingdom or any other jurisdiction imposed by any statutory, government, state, federal, local or municipal authority whenever charged, imposed or deducted together with all charges, interest and penalties relating thereto including corporation tax, PAYE, National Insurance contributions, value added tax, stamp duty, inheritance tax, except that tax shall not include (i) general, water or uniform business rates and council tax or (ii) interest fines or penalties on or referable to any amount of tax in respect of which the Warrantors or any of them have made a payment hereunder in respect of any period after such payment;

“Tax Authority” shall mean any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer, levy, assess or collect any tax liability;

“Tax Deduction” means the amounts on account of taxation to be deducted from the cash Consideration payable to certain of the Management Sellers and applied or used to fund an equivalent amount of tax due from or payable by the Target Group in respect of such Management Sellers’ acquisition and sale of Shares, as specified in Part C of Schedule 1;

“Tax Warranties” means the warranties set out in Part C of Schedule 7;

“Termination Agreement” means an agreement in the Agreed Form under which the Subscription Agreement is to be terminated on and with effect from Closing;

“Title Claim” means a claim for a breach of any of the Title Warranties;

“Title Warranties” means those warranties set out in clause 8.1;

“Transaction Bonuses” means:

(a)                                 the bonus payments to be made to Hugh MacPherson (in the amount of £300,000, inclusive of any PAYE referable thereto), Christopher Wright (in the amount of £75,000, inclusive of any PAYE referable thereto) and Steven Mark, Emily Porter, Jennifer Coppin, Marion Morris, Liam Geraghty and Raquel Pariente (in the

aggregate amount of £145,000 inclusive of any PAYE referable thereto) on or about Closing; and

(b)           the post-Closing bonus payment payable to Hugh MacPherson under the terms of his Disclosed employment arrangement following the change of control of the Company effected under this Agreement;

“Transaction Documents” means this Agreement and the other documents listed in Schedule 9 or in Agreed Form or to be entered into or delivered pursuant to any of the foregoing;

“Trustee Vendors” means (i) WCL EBT Limited and (ii) those Investor Sellers who are trustees of Trusts as set out in Schedule 1;

“Trusts” means the EBT and the trusts referred to in Part A of Schedule 1;

“UK” means the United Kingdom;

“USCIS E-2 Employee Transfer Petitions” means:

(a)                                 the petition to be filed with USCIS in Agreed Form (in that form) on a “premium processing” basis within one Business Day of this Agreement in respect of Peter Moor (it being agreed that such petition shall be deposited with FedEx or a similar courier service for overnight delivery to USCIS on the date of this Agreement); and

(b)                                 in accordance with paragraph 12 of Schedule 6, a petition in similar form in Agreed Form (in that form) for BSARS to replace British Schools of America LLC as the applicable Treaty Investor (E-2) in respect of the other relevant employees of the Target Group (as detailed in the USCIS List of Employees in Agreed Form) with E-2 visas that reference British Schools of America LLC as the applicable Treaty Investor (E-2);

“Warranties” means the Management Warranties and the Title Warranties; and

“Warrantors” means the Management Sellers (other than the EBT).

1.2                               In this Agreement, unless the context otherwise requires:

(A)                               a reference to a person shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, limited partnership, limited liability partnership, works council or employee representative body (in each case whether or not having separate legal personality);

(B)                               references to “this Agreement” shall include the Introduction and Schedules to it, which form part of this Agreement, references to clauses, the Introduction and Schedules are to clauses of and the Introduction and Schedules to this Agreement and references within a Schedule to paragraphs are to paragraphs of that Schedule;

(C)                               the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(D)                               words in the singular shall include the plural and vice versa;

(E)                                a reference to one gender includes all genders;

(F)                                 references to times of the day are to London time unless otherwise stated and references to a day are to a period of 24 hours running from midnight to midnight;

(G)                               references to “£” or “sterling” are references to the lawful currency from time to time of the United Kingdom;

(H)                              references to “Exchange Rate” means with respect to a particular currency for a particular date, the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published in the London edition of the Financial Times first published after that date or, where no such rate is published in respect of that currency for such date, at the rate quoted by The Royal Bank of Scotland Bank plc as at the close of business in London on such date;

(I)                                   unless otherwise specifically provided in this Agreement, references to any monetary sum expressed in a sterling amount shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate at the relevant date specified in this Agreement;

(J)                                   where it is necessary to determine whether a monetary limit or threshold set out in Schedule 8 has been reached or exceeded (as the case may be) and the value of any of the relevant claims is expressed in a currency other than sterling, the value of each such claim shall be translated into sterling at the Exchange Rate on the date of receipt of written notification of the existence of such claim in accordance with Schedule 8;

(K)                              references to an “associate” or a “connected person” in relation to another person are references to a person who is an associate of or connected with the other person within the meaning of sections 448 or 1122 of the CTA or section 993 or 994 of the Income Tax Act, as appropriate, as in force on the date of this Agreement;

(L)                                except where expressly provided to the contrary, references to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders, regulations, instruments or other subordinate legislation made from time to time under the statute concerned but not to the extent (in the case of any such amendment, consolidation, extension or re-enactment or subordinated legislation made or introduced after the date of this Agreement) that it would increase the liability of a Party under any Transaction Document;

(M)                            a reference to “includes” or “including” will be construed as “includes without limitation” or “including without limitation” (as the case may be);

(N)                               general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things;

(O)                               if a period of time is specified and dates from a given day or the day of an act or event, it will be calculated exclusive of that day;

(P)                                 references to “writing” or “written” include any modes of reproducing words in a legible and non transitory form but do not include writing on the screen of a visual display unit or other similar device; and

(Q)                               references to a “director” or the “board of directors” with respect to Education Overseas Qatar LLC shall be deemed to be references to a manager or to the board of managers of Education Overseas Qatar LLC.

1.3                               References in this Agreement to “CTA”, “Income Tax Act”, “TCGA”, “IHTA” and the “Companies Act” are references to the Corporation Taxes Act 2010, the Income Tax Act 2007, the Taxation of Chargeable Gains Act 1992, the Inheritance Tax Act 1984 and the Companies Act 2006 respectively, and words and expressions defined in the Companies Act as in force at the date hereof shall (unless the context clearly does not so permit) bear the same meanings where used in this Agreement.

2.                                      CONDITIONS PRECEDENT

2.1                               The provisions of clauses 3 (Sale and Purchase), 4 (Consideration) and 6 (Closing) are conditional on the Conditions set out in Schedule 5 having been fulfilled (or waived in writing by the Buyer and the Sellers’ Representatives) on or before the Long Stop Date.

2.2                               The Buyer and the Warrantors shall use their respective reasonable endeavours, at their own cost (except as otherwise specified in this Agreement), to procure the satisfaction of the Conditions as soon as possible and in any event not later than the Long Stop Date.

2.3                               Without prejudice to the generality of the foregoing:

(A)                               the Buyer shall procure that within two Business Days of the date of this Agreement the sum of $100,000 is paid into the trust account of Fragomen, Del Rey, Bernsen & Lowey, LLP to be held in accordance with the terms of the E-2 Visa Clearance Application Instruction Letter;

(B)                               subject to the Buyer complying with its obligations in clause 2.3(A), the Company or BSARS shall duly submit the E-2 Visa Clearance Application in Agreed Form (in that form) to the Regulatory Authority within three Business Days of entry into this Agreement;

(C)                               if the Regulatory Authority requires a different or revised application and/or other information to be submitted (any of the foregoing, whether in response to the initial application in clause 2.3(B) or otherwise, an “Additional Request”), the Company shall promptly notify the Buyer without delay following receipt by the applicable Target Group Company of such Additional Request from the Regulatory Authority;

(D)                               the Buyer and the Company shall use all reasonable endeavours to jointly prepare the response to any Additional Request as promptly as possible, and both the Buyer and the Company shall promptly furnish any information necessary for that purpose;

(E)                                subject to clause 2.6, the relevant Target Group Company shall submit the response to any Additional Request to the Regulatory Authority as promptly as possible; and

(F)                                 the Buyer shall be responsible for and pay when due and in any event promptly all fees and costs and charges of the Regulatory Authority in connection with the making and progressing of an application for Regulatory Consent.

2.4                               Each of the Buyer, the Sellers’ Representatives and the Company shall keep the others of them fully informed of all progress and developments with regard to satisfaction of the Conditions and in any event shall notify the others of them as promptly as possible in writing as soon as it becomes aware that the same or any of the same have been satisfied or have become incapable of satisfaction and shall produce to the others of them such documentation as any of them shall reasonably require to evidence any such satisfaction.

2.5                               The Conditions in Schedule 5 may only be waived, and the latest date for their satisfaction may only be extended, by written agreement of the Buyer and the Sellers’ Representatives.

2.6                               Subject to the Buyer complying with its obligations under clause 2.3(D), and except as required under clause 2.3(B), no Warrantor, Target Group Company, or any of their respective representatives will make any application, petition, submission or other communication to the Regulatory Authority in relation to the subject matter of this Agreement without the prior approval of the Buyer (such approval not to be unreasonably withheld or delayed).

2.7                               Subject to the Company complying with its obligations under clause 2.3(D) and except as required under clause 2.3(B), neither the Buyer nor any of its representatives will make any application, petition, submission or other communication to the Regulatory Authority in relation to the subject matter of this Agreement without the prior approval of the Sellers’ Representatives (such approval not to be unreasonably withheld or delayed).

2.8                               Subject to clause 2.6, the Target Group shall consult with, and take into account the reasonable views of the Buyer as to the mode, content and timing of all communications required to be made by the Target Group with the Regulatory Authority in relation to the subject matter of this Agreement, giving the Buyer a reasonable opportunity to comment on drafts of such communications and to participate in telephone calls and meetings with such Regulatory Authority.

2.9                               The Company on the one hand and the Buyer on the other shall promptly provide the Buyer or as the case may be the Sellers’ Representatives with a copy of all written communications to which any Target Group Company or the Buyer (as applicable) is party with the Regulatory Authority related to any applications or submissions contemplated by this clause and notification in writing as to the substance of all related and other oral communications, including any communication pursuant to clause 2.11.

2.10                        The Warrantors shall use Best Endeavours to procure that the Company, BSARS and each other Target Group Company promptly complies with its obligations stated in this clause.

2.11                        The Buyer agrees that any Warrantor, Target Group Company, or any of their respective representatives may respond to a communication from the Regulatory Authority to acknowledge receipt of such communication and to confirm that the request will be dealt with in due course, without seeking the prior approval of the Buyer.

2.12                        Each Investor Seller shall promptly after request supply to the Buyer and/or Warrantors such information relating to that Investor Seller as may be reasonably required in connection with the satisfaction of the Conditions.

2.13                        If by the Long Stop Date any of the Conditions shall not have been satisfied or waived in writing as provided in this clause, clause 7 shall apply.

2.14                        The reasonable fees and expenses incurred by the Warrantors in performing their obligations under this clause shall be borne by the Company and, for the avoidance of doubt, no Warrantor shall at any time be personally responsible for the payment of any such fees or expenses.

3.                                      SALE AND PURCHASE

3.1                               Each Seller agrees to sell the Shares specified alongside the name of that Seller in Parts A and B of Schedule 1 to the Buyer free from all Encumbrances (whether known about or not) and with Full Title Guarantee, together with the benefit of all rights of any nature now or thereafter attaching to them, including the right to receive dividends and other distributions declared, paid or made by the Company on or after the Locked Box Date, and the Buyer agrees to purchase those Shares on and subject to the terms of this Agreement.

3.2                               Each Seller (i) waives all pre-emption and similar rights to which that Seller is or may be entitled under the Articles of Association of the Company or otherwise over or in respect of the Shares or any of them in relation to the sale and purchase of any Shares under this Agreement, (ii) waives all rights he has in respect of the procedures under Article 4.6.3 of the Articles of Association of the Company and (iii) irrevocably acknowledges and agrees that the Buyer is not responsible for the allocation of the Consideration among the Sellers set forth in Schedule 1, consents to such allocation of Consideration, and waives any claim against the Buyer in respect of such allocation.

3.3                               The Shares specified in this Agreement as being in issue and held by the Sellers are those before any conversion of the convertible Shares on Closing by reason of the provisions of Article 4 of the Articles and related Special Resolution of the Company passed on the date of this Agreement in the Agreed Form. Any resultant Shares in issue on Closing pursuant to those conversion provisions shall be sold and transferred for the Consideration specified for them (in their unconverted form) in Schedule 1.

3.4                               Nothing in this Agreement shall oblige or entitle the Buyer to buy any of the Shares or complete this Agreement unless the sale and purchase of all of the Shares is completed at the same time.

4.                                      CONSIDERATION AND LOCKED BOX

4.1                               The purchase price for the Shares shall be the sum of £87,163,578.27 and the Supplemental Amount (together the “Consideration”).

4.2                               The Consideration for the Shares shall be apportioned:

(A)                               as to £1 in aggregate for the D Shares sold; and

(B)                               otherwise between the Sellers as provided in Part C of Schedule 1 and on the basis that the Supplemental Amount shall be apportioned between the Sellers pro rata to the Consideration amounts shown opposite their respective names in column 2 of that Part C.

4.3                               The Consideration shall be satisfied in full on Closing in cash and in the manner provided in clause 6.

4.4                               Except as expressly provided in clause 6.3, all payments of Consideration and other monies to be procured paid by the Buyer to the Sellers’ Solicitors under clause 6 shall be made by CHAPS transfer for value on the required date for payment to the Sellers’ Solicitors’ Client Account.

4.5                               All payments by a Seller under any Relevant Claim or under Schedule 10 (or any other claim by Buyer under this Agreement) shall be deemed to be by way of repayment of the Consideration, which shall be treated as adjusted accordingly.

4.6                               If Closing shall take place, Schedule 10 shall apply.

5.                                      INTERIM PERIOD

5.1                               Subject to clause 5.2, during the Interim Period, the Parties shall comply with the provisions of Schedule 6.

5.2                               Nothing in clause 5.1 or paragraphs 1, 2 or 3 of Schedule 6 shall restrict or prevent any act or thing which is expressly required to be done, or omitted to be done, under or pursuant to (i) any of the Transaction Documents, (ii) any Law, (iii) any agreement or arrangement binding on any Target Company at the date of this Agreement and Disclosed, or is done or omitted to be done with the prior written consent of the Sellers’ Representatives and the Buyer.

5.3                               A consent requested of the Buyer for the purposes of paragraphs 1, 2 or 3 of Schedule 6 will be deemed given in writing by the Buyer if the Buyer does not notify the Sellers’ Representatives in writing of its objection to any action proposed by the Sellers’ Representatives within fifteen Business Days after receipt of written notice complying with clause 20 from the Sellers’ Representatives with respect thereto.

5.4                               No claim may be made by the Buyer against a Seller or Warrantor in respect of a breach of Schedule 6 (a “Schedule 6 Claim”) unless it is made in writing to the Party concerned before 6 p.m. London time on the 120th day following Closing, detailing the specific matter giving rise to the claim concerned and (so far as reasonably ascertainable by the Buyer) the amount due in respect of it.

5.5                               Any Schedule 6 Claim which is validly made against a Party within the period required in clause 5.4 above shall (unless previously settled or withdrawn) be deemed to have been waived or withdrawn in the event that legal proceedings in respect thereof are not issued and served on such Party within nine months of written notice of the claim first being given as aforesaid.

5.6                               No Schedule 6 Claim may be made to the extent that the loss concerned has been recovered by the Buyer or any member of the Buyer’s Group or any Target Company under any other provision of this Agreement or any of the other Transaction Documents.

5.7                               The Buyer shall promptly account to the relevant Sellers or Warrantors to the extent that, after a payment is made by any of the Sellers or Warrantors pursuant to a Schedule 6 Claim, an amount in respect of the same loss (net of any reasonable costs and expenses and any tax liability referable to the recovery) is subsequently recovered by the Buyer or any member of the Buyer’s Group or any Target Company.

6.                                      CLOSING

6.1                               Unless otherwise agreed, Closing shall take place at the offices of the Sellers’ Solicitors in London on the Closing Date.

6.2                               On Closing and subject to due compliance by the Buyer with its obligations under clause 6.3 below (subject only to the Sellers fulfilling their obligations under this clause 6.2):

(A)                               James Alexandre shall complete the sale of 1,562 B Convertible Shares held by him to the EBT in accordance with the terms of the James Alexandre Share Purchase Agreement on the basis that:

(1)                                 the purchase price payable by the EBT for such Shares shall be met from the proceeds received by the EBT pursuant to clause 6.3(A)(2) below in respect of the repayment of the Personal Loan of Ann McPhee; and

(2)                                 such B Convertible Shares shall form part of the Shares over which Share Options will be granted pursuant to the terms of the Share Option Documents;

(B)                               each Seller shall deliver or procure the delivery to the Buyer or the Buyer’s Solicitors of:

(1)                                 where he is an Option Share Seller, evidence that his Share Option has been duly exercised with effect from and subject to Closing;

(2)                                 duly executed transfers or other documents required to enable title to all of its or his Shares to pass to the Buyer or the Buyer’s nominee(s) (which transfers may be from the EBT at the direction of an Option Share Seller in the case of his Option Shares, if relevant);

(3)                                 the certificates for its or his Shares or an indemnity in a form reasonably required by the Buyer in the case of any such missing certificates;

(4)                                 a No Claims Confirmation in the Agreed Form executed as a deed by that Seller to the effect that (except for any rights to receive Permitted Leakage or as otherwise expressly therein mentioned) it or he has no claim whether actual or contingent as officer, employee, member or otherwise against any member of the Target Group and that none of the Target Group Companies is in any way indebted to it or him;

(5)                                 a written confirmation (where the Seller is an individual) or a certificate of an authorised director or officer (where the Seller is an entity), in each case to the effect that each of the Title Warranties given by such Seller is true and accurate immediately before Closing, by reference to the facts and circumstances then existing;

(6)                                 an original of the Termination Agreement, and any other Transaction Document to which such Seller is a party and which is to be executed at Closing, duly executed by it or him;

(7)                                 a certified copy of each power of attorney or other authority under which this Agreement, any other Transaction Document or any other document required to be delivered pursuant to this clause 6.2 is executed by or on behalf of each Seller who has not signed the same in his or its own right;

(8)                                 a certified true copy of the Payoff Letter (a signed and dated copy of which, and with the Euro Release Amount and US Release Amount (each as defined therein) completed, shall have been delivered and released to the Buyer at least four Business Days prior to the date of Closing); and

(9)                                 the Deeds of Release duly executed by Ares Capital Europe Limited and where applicable by Ares Capital Europe (Luxembourg) s.à r.l and Ares CSF III Luxembourg s.à r.l.;

(C)                               the Investor Sellers shall procure the delivery by Jose Rodriguez Cesenas of duly executed resignations in Agreed Form from his directorships of the Target Group Companies;

(D)                               each Seller which holds Loan Notes, as set out in Part D of Schedule 1 and SCLP II shall deliver or procure the delivery to the Buyer or the Buyer’s Solicitors of:

(1)                                 the certificates for its or his Loan Notes (and in the case of SCLP II only, certificates for the Loan Notes held by the SCLP Loan Note Holders) that are redeemed pursuant to clause 6.3(C) (or an indemnity reasonably required by the Buyer in the case of any missing such certificates); and

(2)                                 a confirmation in Agreed Form executed as a deed by that Seller in respect of its or his Loan Notes (and in the case of SCLP II only, by the relevant SCLP Loan Note Holder) to the effect that all obligations to it or him under its or his Loan Notes have been satisfied in full, and that it or he has no claim against the Company with respect to its or his Loan Notes;

(E)                                the Warrantors shall procure the delivery (i) by the company secretaries of the Target Group Companies of duly executed resignations in Agreed Form and (ii) by all of the directors (other than Jose Rodriguez Cesenas) of the Target Group Companies (except, with respect to Education Overseas Qatar LLC, Sheikh Khalifah Bin Fahed Mohammed Al Thani) of duly executed and undated resignations in Agreed Form from their directorships of the Target Group Companies;

(F)                                 the Warrantors shall deliver or procure the delivery to or make available to the Buyer or the Buyer’s Solicitors of:

(1)                                 share certificates (if issued) in respect of all the issued shares in each of the Subsidiaries which is a company limited by shares or an indemnity in a form reasonably required by the Buyer in the case of any missing such certificates;

(2)                                 (in each case to the extent in the possession of, or reasonably available to, the Target Group (and in original form, or in copy, if the original does not exist)) the Certificate(s) of Incorporation, certificates of incorporation on change of name, the Common Seal (if applicable), Minute Books, Register of Members, Share Certificate book and all other similar statutory books and records (duly written up to date) of each Target Group Company, including, (i) with respect to Education Overseas Qatar LLC, the current Certificate of Commercial Registration, its Trade Licences (those of which are in force at Closing), its Immigration Card, and copies of any Supreme Education Licenses and Civil Defense Licenses held as of the date of this Agreement or issued to it after the date of this Agreement and prior to Closing, (ii) with respect to the US Subsidiaries that are limited liability companies, the Certificates of Formation, (iii) with respect to the British School of Houston LP, the partnership agreement and the certificate of conversion, (iv) with respect to each of the Spanish Subsidiaries, register of members, directors’ and shareholders’ minute books (or, where none are available, take steps with the Registro Mercantil de Madrid to provide new directors’ and shareholders’ minute books), incorporation document, confirmation of registration with the Registro Mercantil de Madrid and (if applicable) variation of governing document and (v) any similar documents reasonably requested by the Buyer and in the possession of, or reasonably available to, the Target Group (delivery for these purposes of any such documents or records of Subsidiaries which are not incorporated in the UK may take place at their respective Properties);

(3)                                 an original of the Termination Agreement, and any other Transaction Document to which the Company or any other Target Group Company is a party and which is to be executed at Closing, duly executed by the Company or such other Target Group Company; and

(4)                                 the Sellers shall procure that meetings of the board of directors or shareholders (as applicable) of the Company and of the other relevant Target Group Companies shall be held at which the business detailed in the Closing Board Minutes in Agreed Form shall be transacted following which the Warrantors shall deliver copies of the Closing Board Minutes, duly certified as correct by a secretary of the relevant Target Group Company, to the Buyer or Buyer’s Solicitors.

6.3                               On Closing and provided that the Sellers have complied in all respects with their respective obligations under clause 6.2 above (subject only to the Buyer fulfilling its obligations under this clause 6.3 except for clause 6.3(A)), the Buyer shall:

(A)                               satisfy the cash Consideration:

(1)                                 as to that part of the cash Consideration due to Steven Brown which is required to redeem in full his Personal Loan (inclusive of interest) by payment of that sum on his behalf to or to the order of the Company;

(2)                                 as to that part of the cash Consideration due to Ann McPhee which is required to redeem in full her Personal Loan (inclusive of interest) by payment of that sum on her behalf to or to the order of the EBT, for use towards payment to Jim Alexandre of the cash price payable to him under clause 6.2(A)(1) and in meeting stamp duty payable on purchase of the 1,562 Convertible Shares concerned;

(3)                                 as to that part of the cash Consideration due to a Seller whose Consideration is specified in Part C of Schedule 1 as being subject to a Tax Deduction, by retention of that Tax Deduction amount for application as provided in clause 11.5; and

(4)                                 as to the balance by payment to the Sellers’ Solicitors as required by clause 4.4;

(B)                               procure that all amounts due under the Ares Facilities, including any break costs payable pursuant to its terms, in each case in the manner calculated in the Price Calculation Schedule, are repaid in full by the Buyer;

(C)                               on behalf of the Company procure redemption in full of the Loan Notes, by making a loan or other form of contribution to the Company, satisfied by payment in cleared funds to the Sellers’ Solicitors’ Client Account of such amount (inclusive of accrued interest thereon in the manner calculated in the Price Calculation Schedule) as is required to redeem the Loan Notes in full in accordance with their terms, after deducting any amounts required by law to cover tax payable in respect of the interest element of the redemption monies, and the Buyer shall (to the extent not previously so delivered) procure the delivery to the Sellers’ Solicitors of appropriate certificates for tax purposes in respect of the tax so deducted and shall pay to the Company that deducted tax amount for accounting, as the Buyer shall procure when due, to HMRC;

(D)                               comply with clause 11.3(A);

(E)                                deliver to the Sellers’ Solicitors those of the Transaction Documents which are to be executed by the Buyer, duly executed by the Buyer.

6.4                               Without prejudice to any other rights or remedies the Buyer shall have, if on the Closing Date the Sellers shall fail (other than by reason of a default by the Buyer) to comply with their obligations under clause 6.2, the Buyer may by notice in writing to the Sellers’ Representatives:

(A)                               defer Closing to a date not more than 20 Business Days following the Closing Date (and the provisions of this clause 6.4 shall apply to Closing as so deferred), provided that such deferral may only occur once; or

(B)                               proceed to Closing so far as practicable but without prejudice to its rights under this Agreement; or

(C)                               terminate this Agreement.

6.5                               Without prejudice to any other rights or remedies the Sellers shall have, if on the Closing Date the Buyer shall fail to comply with any payment or other obligation under clause 6.3, the Sellers or Sellers’ Representatives may (provided the Buyer default was not as a result of a default by the Sellers) by notice in writing to the Buyer:

(A)                               defer Closing to a date not more than 20 Business Days following the Closing Date (and the provisions of this clause 6.5 shall apply to Closing as so deferred), provided that such deferral may only occur once; or

(B)                               proceed to Closing so far as practicable but without prejudice its rights under this Agreement; or

(C)                               terminate this Agreement.

6.6                               If this Agreement is terminated pursuant to this clause 6, clause 7 shall apply.

7.                                      TERMINATION

7.1                               This Agreement shall only terminate in the following circumstances:

(A)                               if the Conditions are not satisfied or waived by the Long Stop Date; or

(B)                               if the Buyer terminates it under clause 7.2; or

(C)                               if the Sellers terminate it under clause 7.3; or

(D)                               if it is terminated under clause 6.4 or 6.5 as the case may be; or

(E)                                if so agreed in writing between the Buyer and the Sellers’ Representatives.

7.2                               Subject to clause 7.3, the Buyer may by written notice (a “Buyer Termination Notice”) to the Sellers’ Representatives given before Closing (in addition to and without prejudice to any other rights or remedies it may have) terminate this Agreement (before Closing) if before Closing:

(A)                               there has been an unremedied breach of the Warranties of the Sellers contained in this Agreement as given on the date of the Agreement; and/or

(B)                               there would have been such a breach of those Warranties if they were given (which, except for the Title Warranties, they are not) as of the Closing Date with the same force and effect as if made as of the Closing Date (other than any of them expressly given as of another date, which shall be true and correct only as of such date) but (except for the Title Warranties) subject to matters Disclosed (with respect to Management Warranties other than the Key Warranties) or Specifically Disclosed (with respect to the Key Warranties); and/or

(C)                               the Sellers are in unremedied material breach of the Key Interim Period Covenants and (in the case of that contained in paragraph 2(A) of Schedule 6) such breach has given rise to, or would reasonably be expected to give rise to, a material adverse effect to the Target Group taken as a whole; and/or

(D)                               an event or circumstance occurs that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; and/or

(E)                                clause 7.7 applies; and/or

(F)                                 the Target Group’s schools in Qatar, which as at the date of this Agreement do not hold full licences to operate from the Qatar Civil Defence Department and the Supreme Education Council, cease operations because they are required in writing to do so by the Qatar Civil Defence Department or the Supreme Education Council,

provided that with respect to paragraphs (A) and (B) above, the effect of all such breaches of the Management Warranties (in the case of 7.2(B), notional breach) and matters giving rise thereto has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

7.3                               For the purposes of clause 7.2:

(A)                               except for a termination pursuant to clause 7.2(F), the Buyer may not serve a Buyer Termination Notice unless it has previously served a written notice on the Sellers’ Representatives:

(1)                                 which identifies in reasonable detail the breach or notional breach concerned, or, with respect to paragraph 7.2(D) above, the event or circumstance, or, with respect to clause 7.7, the illegality concerned and (if applicable) which explains in reasonable detail why the Buyer believes it has had, or would reasonably be expected to have, a Material Adverse Effect; and

(2)                                 specifying a period (the “Sellers’ Remedy Period”), not being less than 10 Business Days, within which the matter must be remedied to the reasonable satisfaction of the Buyer; and

(B)                               where within the Sellers’ Remedy Period the breach, notional breach, event, circumstance or the illegality concerned has not been remedied, the Buyer may at any time following the end of the Sellers’ Remedy Period serve a Buyer Termination Notice.

(C)                               If a notice is delivered by the Buyer pursuant to clause 7.3(A), or by the Sellers’ Representatives pursuant to clause 7.6(A), in either case less than fifteen Business Days prior to the planned Closing Date, the Parties hereby agree to extend the planned Closing Date such that it is fifteen Business Days after delivery of such notice.

7.4                               No later than four Business Days before the date fixed for Closing:

(A)                               the Management Sellers’ Representative(s) shall notify the Buyer in writing of any  fact, change, event or circumstance of which the Warrantors are actually aware that will, or is reasonably likely to, give rise to a right for the Buyer to terminate this Agreement under clause 7.2(A), 7.2(B), 7.2(C) or 7.2(D) if not remedied pursuant to clause 7.3; and

(B)                               the Buyer shall notify the Sellers’ Representatives in writing of any fact, change, event or circumstance of which the Buyer is actually aware that will, or is reasonably likely to, give rise to a right for the Sellers to terminate this Agreement under clause 7.5(A) if not remedied pursuant to clause 7.6.

7.5                               Subject to clause 7.6, the Sellers (through the Sellers’ Representatives) may terminate this Agreement before Closing by written notice (a “Sellers’ Termination Notice”) to the Buyer given before Closing (in addition to and without prejudice to any other rights or remedies they may have) if:

(A)                               the Buyer is in material unremedied breach of its warranties or obligations under this Agreement; or

(B)                               clause 7.7 applies.

Any such notice shall only be effective if it identifies in reasonable detail the breach concerned or, with respect to clause 7.7, the illegality concerned.

7.6                               For the purposes of clause 7.5:

(A)                               the Sellers’ Representatives may not serve a Sellers’ Termination Notice unless they have previously served a written notice on the Buyer:

(1)                                 which identifies in reasonable detail the breach concerned, or, with respect to clause 7.7, the illegality concerned; and

(2)                                 specifying a period (the “Buyer’s Remedy Period”), not being less than 10 Business Days, within which the matter must be remedied to the reasonable satisfaction of the Sellers’ Representatives; and

(B)                               where within the Buyer’s Remedy Period the breach or the illegality concerned has not been remedied, the Sellers’ Representatives may at any time following the end of the Buyer’s Remedy Period serve a Sellers’ Termination Notice.

7.7                               Either the Sellers (through the Sellers’ Representatives) or Buyer may terminate this Agreement as provided in clause 7.2(E) or 7.5(B) if any Order by any court of competent jurisdiction or other Law of any Governmental Authority prevents or prohibits consummation of the Closing and shall have become final and non-appealable; provided, however, that neither the Sellers or the Buyer may terminate this Agreement pursuant to this clause 7.7 unless the Party seeking to so terminate this Agreement has, during the Seller’s Remedy Period or the Buyer’s Remedy Period, as applicable, used reasonable endeavours to oppose that Order or other Law or to have any of the foregoing waived or made inapplicable to the transactions contemplated by this Agreement.

7.8                               Neither the Buyer or the Sellers may exercise a termination right under clause 7.2 or 7.5 (as appropriate) if the breach or notional breach by the other arose by reason of its own breach of obligation under this Agreement.

7.9                               If this Agreement terminates it shall have no further force or effect and no Party shall have any liability in respect of it except as regards any antecedent breach and save that the provisions of this clause 7.9 and clause 7.10 and clauses 1 (Interpretation), 9 (Exclusions and Disclaimers), 11.2 (Confidentiality), 16 (Costs), 17 (Successors in Title and Assigns), 18 (Announcements), 19 (Sellers’ Representatives), 20 (Notices), 21 (General), 22 (Appointment of Process Agent) and 23 (Governing Law) shall continue in full force and effect.

7.10                        Termination of this Agreement shall be without prejudice to the terms of the Confidentiality Agreement which shall continue in effect in accordance with its terms.

8.                                      WARRANTIES

8.1                               Each of the Sellers hereby severally (and not jointly nor jointly and severally) warrants to the Buyer and the Guarantor, on an individual basis, in respect of himself or itself only:

(A)                               that it or he is the legal and beneficial owner of (or otherwise has full power to sell and transfer to the Buyer pursuant to this Agreement full legal and beneficial ownership of) the Shares shown as held by him in Schedule 1 and that each of such Shares is and when sold on Closing will be free from Encumbrances;

(B)                               that he or it has all requisite power, authority and legal capacity to execute and deliver this Agreement and each of the Transaction Documents to which he or it is or will be a party, and in the case of a Seller which is stated herein to be a trust, body corporate or limited partnership, that it is duly constituted as such and has full power and authority and (except for those set forth in the Conditions) has made all required registrations, declarations, notifications or filings with or to any court or governmental or administrative authority and has obtained all necessary consents, waivers, licences and corporate, regulatory and other approvals to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or is to become party;

(C)                               this Agreement and the Transaction Documents executed by that Seller have been duly authorised, executed and delivered (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, such Transaction Documents will have been duly executed and delivered) by that Seller and, assuming the due authorisation, execution and delivery by the other parties thereto, constitute (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, will constitute) legal, valid and binding obligations of that Seller, enforceable against that Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity; and

(D)                               the execution and delivery of this Agreement and the Transaction Documents to which that Seller is or will be a party by that Seller and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, (i) the Organizational Documents of that Seller (if that Seller is not a natural person), (ii) any agreement or instrument to which any such person is a party or by which it or he is bound, or (iii) any Law that applies to or binds such Seller or any of its or his property, in any such case (with respect to (ii)

and (iii)) in a manner that will materially and adversely affect the ability of the Seller concerned to perform its obligations under the terms of this Agreement.

8.2                               No claim against a Seller under a Title Warranty may be made unless written notice detailing a specific breach of that Warranty and containing reasonable details of the nature of the claim and amount thereof shall have been given by the Buyer to the relevant Seller as soon as reasonably practicable after the Buyer first becomes aware of the matter or circumstances giving rise thereto (it being agreed that a failure to so notify such Seller shall not relieve such Seller of his obligations hereunder except to the extent such failure shall have materially harmed such Seller).

8.3                               Each of the Warrantors also severally and not jointly and severally warrants to the Buyer at the date of this Agreement in the terms of the Warranties set out in Parts B and C of Schedule 7, subject to the provisions of clause 9 and Schedule 8 and the following provisions of this clause.

8.4                               Each of the Management Warranties except for the Key Warranties is given subject to all information and matters Disclosed and each of the Key Warranties is given subject to information and matters Specifically Disclosed.

8.5                               Each of the Warranties is given independently from and shall not be limited by reference to any of the other Warranties, and the Warrantors owe no duty of care to anyone other than the Buyer and (in respect of the Title Warranties only) the Guarantor in respect of the Warranties.

8.6                               The Title Warranties are deemed to be repeated immediately before Closing by reference to the facts and circumstances then existing.

8.7                               Each Seller hereby waives all claims he or it may have against the Target Group Companies and their employees and officers by reason of any incorrect or misleading information being provided to the Sellers or any of them by any employee, director or officer of the Target Group Companies in connection with the Warranties or the making of any disclosures relevant for the foregoing.

9.                                      EXCLUSIONS AND DISCLAIMERS

9.1                               The provisions of Schedule 8 shall apply to limit liability under Relevant Claims.

9.2                               In addition to anything else provided herein, no Party shall be liable in respect of any representations, warranties, covenants, agreements, undertakings or other obligations (express, implied, statutory or otherwise) which are made or assumed or deemed to have been made or assumed by him or it in relation to or in connection with the subject matter hereof except for those contained and expressly given or assumed by him or it in this Agreement, any other Transaction Document or any document in the Agreed Form to be entered into pursuant hereto and each Party hereby confirms to the others that neither he nor it has entered into this Agreement or otherwise assumed any other obligations in connection therewith in reliance on any such representation, warranty, covenant, agreement, undertaking or other obligation which are not contained or expressly given or assumed in this Agreement.

9.3                               The Buyer acknowledges and confirms that:

(A)                               it has not entered into this Agreement in reliance on any representation or warranty of any kind whatsoever (other than the Warranties) and, for the avoidance of doubt, acknowledges that it shall not be entitled to, and undertakes that it will not, bring any claims under or in connection with this Agreement in relation to any other statement, promise or forecast made, or information provided, by or on behalf of any Target

Group Company or any of the Sellers or any of their advisers, general partners or managers or any of their respective directors, officers, partners or employees (including any forecast contained in the Disclosure Documents) (the “Unwarranted Information”); and

(B)                               none of the other Parties shall have any liability to the Buyer or any member of the Buyer’s Group, and the Buyer undertakes not to, and undertakes to procure that no member of the Buyer’s Group shall, bring any claim or action against any such Party or any such other Person in respect of the Unwarranted Information, including in the event that such Unwarranted Information is, is alleged to be or becomes inaccurate, incomplete or misleading.

9.4                               The Buyer undertakes to the Investor Sellers, Sovereign Capital Partners LLP and each other person referred to in this clause 9.4 (each of whom may rely on this assurance pursuant to the Contracts (Rights of Third Parties) Act 1999), that neither the Buyer nor any other member of the Buyer’s Group has any rights and/or may make any claim against (i) Sovereign Capital Partners LLP or (ii) (except only insofar as any such person is an Investor Seller and liable in that capacity for a breach of its obligations under this Agreement or liable for a breach of its obligations under any other Transaction Document) any partner, employee, director, agent, officer or adviser of any Investor Seller or Sovereign Capital Partners LLP or any associate or connected person thereof on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other agreement or document referred to herein.

9.5                               Neither the Buyer nor the Sellers shall be entitled (whether before or after Closing) to rescind or terminate this Agreement in any circumstances whatsoever, other than in respect of fraudulent misrepresentation or as expressly provided in this Agreement.

9.6                               Nothing in this Agreement shall have the effect of limiting or restricting any liability of a Party arising as a result of his own fraud or fraudulent misrepresentation.

9.7                               The provisions of this clause shall remain in force and be fully applicable in all circumstances and in particular shall not be discharged by any breach of the Warranties or other provision of this Agreement or any other Transaction Document, whatever its nature or consequence.

10.                               POST CLOSING UNDERTAKINGS TO BUYER

10.1                        For the purposes of this clause:

(A)                               the expression “Competing Business” means an education services business carried on in direct material competition with any Relevant Business;

(B)                               the expression “Confidential Information” means (i) information (in whatever form) regarding the contents of this Agreement and (ii) information (in whatever form) of a secret or proprietary or confidential nature (however stored) relating to or connected with the business, customers or financial or other affairs of the Target Group Companies, details of which are not in the public domain including information concerning or relating to client lists, school pupil information teacher information, price lists, sales targets, sales statistics, market share statistics, market research reports and surveys and advertising or other promotional materials and details of contractual arrangements and any other matters concerning the clients or customers of or other persons having dealings with the Target Group Company;

(C)                               the expression “Relevant Business” shall mean any business carried on by the Target Group at or during the period of twelve months ended on Closing;

(D)                               the expression the “Relevant Territory” means (i) USA, (ii) Spain, (iii) Qatar, (iv) UK, and any other territory in which during the period of one year ended on Closing any Target Group Company has undertaken any material business; and

(E)                                the expression the “Restricted Period” shall mean the period of twelve months  immediately following Closing.

10.2                        For the purposes of protecting the goodwill and know how of the Target Group and the value of the Shares, each Covenantor hereby undertakes to and covenants with the Buyer that (subject to clauses 10.3 and 10.4) he will not, whether for his own account or jointly with or as manager, agent, officer, employee, consultant, shareholder or otherwise on behalf of any other person, firm or corporation, and whether directly or indirectly during the Restricted Period:

(A)                               be engaged, concerned or interested in or associated within the Relevant Territory with any Competing Business; and/or

(B)                               endeavour to procure the supply of goods or services from any person, firm or company which during the twelve months preceding Closing has been a supplier of goods or (except as a lawyer or accountant or financial adviser) services in connection with any Relevant Business to any Target Group Company where such supply will have a material adverse effect on or cause loss to any Target Group Company; and/or

(C)                               solicit, interfere with or endeavour to entice away from any Target Group Company to the detriment of the Target Group any person, firm or company who to his knowledge is now or has during the twelve months preceding Closing been a material corporate client of such Target Group Company nor enter into a partnership or any association, whether directly or indirectly, with any such person; and/or

(D)                               solicit, interfere with or endeavour to entice away from any Target Group Company or offer to employ or engage under a contract for services or enter into partnership with any person who to his knowledge is or was on or during the twelve months preceding Closing an officer or (save where mainly of a secretarial or administrative function) employee of or full time consultant to any Target Group Company.

10.3                        Nothing in clause 10.2 shall prohibit:

(A)                               a Covenantor from purchasing, holding or from being beneficially interested in, any class of securities in any company provided that the Covenantor (together with his spouse, children, parents and parents’ issue) is not by reason of any such securities entitled or able to exercise, directly or indirectly, management functions or material influence over such company; and/or

(B)                               a Covenantor from being directly or indirectly engaged concerned or interested in any business or concern where its Competing Business is part of a much larger business and the Covenantor does not work in and (except as permitted under clause 11.3(A)) has no involvement in the Competing Business or any part of it; and/or

(C)                               the placing of any general public recruitment advertisement not intended to recruit any person referred to in clause 10.2(D) or the making of an offer to employ or engage any such person who responds to such an advertisement or who was made redundant or dismissed without cause by a Target Group Company after Closing or who approaches the Covenantor (or relevant entity) without having been solicited directly or indirectly by the Covenantor; and/or

(D)                               a Covenantor from performing his duties as an employee and/or member and/or director of any member of the Target Group and/or Buyer’s Group after Closing.

10.4                        Clause 10.2(A) shall not apply or (as the case may be) shall cease to apply to a Covenantor whose engagement with the Target Group terminates on Closing or whose engagement with the Target Group or the Buyer’s Group terminates after Closing for any reason other than (i) his dismissal for a reason (other than ill health) expressly stated in his engagement terms as justifying his summary dismissal or (ii) his resignation in circumstances not constituting his constructive dismissal.

10.5                        Each Seller hereby severally undertakes to the Buyer that during the Restricted Period he or it will not improperly disclose or use the contents of this Agreement or any Confidential Information in his or its possession at Closing and which has been acquired by it or him from or in his capacity as a shareholder, director, officer or employee of any Target Group Company except:

(A)                               insofar as the same is already in the public domain or hereafter comes into the public domain except through his breach of this clause 10.4; or

(B)                               in the proper course of his duties as an officer or employee or consultant to any Target Group Company or any member of the Buyer’s Group; or

(C)                               insofar as necessary to comply with any statutory obligation or order of any Court or statutory tribunal of competent jurisdiction or the requirements of any competent regulatory authority provided that so far as lawful the Seller shall discuss with the Buyer the terms of any such disclosure which it proposes to make in order to comply with any such obligation; or

(D)                               for disclosure on a confidential basis to his or its professional advisers or to any Target Related Party or his or its professional advisers; or

(E)                                in the proper enjoyment and bona fide enforcement of his rights hereunder; or

(F)                                 in the case of an Investor Seller, in the ordinary course of its business as a private equity investor, including any such disclosure on a confidential basis (where appropriate) to any investors or prospective investors in it or any underlying investment fund or funds it represents or which is or are promoted or to be promoted by any Investor Seller or any manager or investment adviser thereof.

10.6                        Each Seller agrees and acknowledges that the restrictions on him contained in this clause 10 are fair and reasonable and necessary to assure to the Buyer the full value and benefit of the Shares but, in the event that any such restriction shall be found to be void or unenforceable but would be valid and effective if some part or parts thereof were deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.

11.                               BUYER WARRANTIES AND UNDERTAKINGS

11.1                        The Buyer warrants to each of the other Parties (and each such warranty shall be construed as a separate warranty) as follows:

(A)                               it is a company duly incorporated in England & Wales;

(B)                               it has all requisite power, authority and legal capacity to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party and has made all required registrations, declarations, notifications or filings with or to any court or governmental or administrative authority and has obtained all necessary consents, waivers, licences and corporate, regulatory and other approvals (except for those set forth in the Conditions) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or is to become party;

(C)                               the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or is to be party and the consummation by it of the transactions contemplated hereby and thereby have been and will be duly and validly authorised by all necessary corporate and shareholder action and no other corporate proceedings on its part are necessary to authorise the execution, delivery and performance of this Agreement and those Transaction Documents or to consummate the transactions contemplated hereby and thereby;

(D)                               this Agreement and the other Transaction Documents to which it is or is to be party have been and will be duly executed and delivered (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, such Transaction Documents will have been duly executed and delivered) by it and, assuming their due authorisation, execution and delivery by the other parties thereto, constitute (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, will constitute) legal, valid and binding obligations on its part, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity;

(E)                                its execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, (i) its Organizational Documents, (ii) any agreement or instrument to which it is a party or by which it is bound, or (ii) any Law that applies to or binds it or any of its property in any such case (with respect to (ii) and (iii)) in a manner that will materially and adversely affect its ability to perform its obligations under the terms of this Agreement;

(F)                                 the Buyer is and will be purchasing Shares under this Agreement for itself beneficially and not wholly or partly as agent for any other person; and

(G)                               there is no agreement, arrangement or understanding to which any member of the Buyer’s Group or shareholder or officer or agent thereof is party (whether or not of a legally binding nature) for the Shares or any interest in the Shares or a material part of the assets and undertakings of the Target Group to be directly or indirectly sold, transferred or otherwise disposed to, or held for the benefit of any person other than the Buyer.

(H)                              On the Closing Date, the Buyer agrees and undertakes that it will have sufficient cash, available lines of credit or other sources of immediately available funds to make the Closing Date Payments and (a) £87,257,974.69 of the Consideration is as at the date of this Agreement and will be on the date of Closing in a separate bank account of the Guarantor at the Buyer Deposit Bank, subject to a hold instruction; and (b) on or prior to the date of this Agreement, the Buyer has entered into a forward foreign exchange agreement with the Buyer Debt Providers in respect of the balance of the GBP and Euro-denominated portion of the Closing Date Payments.  The Buyer has delivered to the Sellers a true and complete copy of the Bridge Credit Agreement and a certified true copy of the signed Buyer Financing Bank Confirmation Letter and Buyer

Financing CP Confirmation Letter.  Neither the Buyer nor any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Closing Date Payments or transactions contemplated by this Agreement, other than as set forth in the Bridge Credit Agreement, that could affect the availability of the Debt Financing on the Closing Date.  As of the date of this Agreement, the Bridge Credit Agreement is in full force and effect and represents a valid, binding and enforceable obligation of the Buyer and, to the knowledge of the Buyer, each other party thereto to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions and, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.  As of the date of this Agreement, there are no conditions precedent related to the funding of the full amount of the Debt Financing, other than the Financing Conditions.  As of the date of this Agreement, the Buyer has no reason to believe that, subject to the satisfaction of the conditions precedent set forth in clause 2 and Schedule 5 of this Agreement and assuming the accuracy of the Warranties set forth in this Agreement as at the times at which they are given and performance by the Sellers of their obligations hereunder, (i) any of the Financing Conditions will not be satisfied or (ii) the Debt Financing will not be made available to the Buyer on the Closing Date.

(I)                                   Notwithstanding anything to the contrary contained herein, the Sellers agree that a breach of the undertaking, agreement and warranty in clause 11.1(H) shall not result in the failure of a condition precedent to the Sellers’ obligations under this Agreement, if (notwithstanding such breach) Buyer is willing and able to and does consummate the Closing on the Closing Date.

(J)                                   Notwithstanding anything to the contrary contained herein, each of the Parties hereto:  (i) agrees that it will not bring or support any Proceeding against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement in any forum other than the federal and New York State courts located in the Borough of Manhattan within the City of New York; (ii) agrees that all Proceedings against any of the Financing Sources be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating in any way to the Bridge Credit Agreement or the performance thereof or the financings contemplated thereby.  Notwithstanding anything to the contrary contained in this Agreement, no Seller Related Party shall have any rights or claims against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement and no Financing Source shall have any liability to any Seller Related Party under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.  Notwithstanding anything to the contrary contained in this Agreement, each of the Financing Sources may rely on the terms of this clause 11.1(J) pursuant to the Contracts (Rights of Third Parties) Act 1999.

In clauses 11.1(H), 11.1(I) and 11.1(J):

“Bridge Credit Agreement” means the Bridge Credit Agreement of which a certified true copy has been delivered by the Buyer to the Sellers’ Solicitors, as amended,

supplemented or replaced pursuant to which the financial institutions party thereto have agreed, subject only to the Financing Conditions set forth therein, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the transactions contemplated hereby, including the Closing Date Payments.

“Closing Date Payments” means (i) the payment in full, in cash, of the Consideration (subject to any Tax Deductions), (ii) the repayment in full of all Existing Target Debt pursuant to its terms, (iii) the redemption of the Loan Notes in accordance with clause 6.3(C), (iv) payment of the transaction bonuses referred to in paragraph (a) of the definition of “Transaction Bonuses” above (in accordance with clause 11.3(A)) and (v) the payment of the fees and expenses described in clause 11.3(C).

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Bridge Credit Agreement.

“Existing Target Debt” means the Ares Facility.

“Financing Conditions” means the conditions precedent set forth in Section 3.1 of the Bridge Credit Agreement.

“Financing Sources” means Goldman Sachs Bank USA, Credit Suisse AG, Cayman Islands Branch and HSBC Bank USA, National Association, and their respective affiliates and their respective affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.

“Seller Related Party” means the Company, the Sellers and each of their respective shareholders, partners, members, Affiliates, directors, officers, employees, controlling persons and agents.

11.2                        The Buyer hereby undertakes to each of the other Parties that during the Restricted Period neither it nor any other member of the Buyer’s Group will improperly disclose or use any information (in whatever form) regarding the contents of this Agreement except:

(A)                               insofar as the same is already in the public domain or hereafter comes into the public domain except through a breach of this clause 11.2; or

(B)                               insofar as necessary to comply with any statutory obligation or order of any Court or statutory tribunal of competent jurisdiction or the requirements of any competent regulatory authority provided that so far as practicable and lawful the Buyer shall discuss with the Sellers’ Representatives the terms of any such disclosure which it proposes to make in order to comply with any such obligation; or

(C)                               for disclosure on a confidential basis to another member of the Buyer’s Group or to its financiers or to its or their professional advisers;

(D)                               for disclosure to its and its Affiliates’ partners, members, directors, officers, employees and representatives;

(E)                                in the proper enjoyment and bona fide enforcement of  its rights hereunder; or

(F)                                 with respect to Baring Private Equity Asia, in the ordinary course of its business as a private equity investor, including any such disclosure on a confidential basis (where appropriate) to any investors or prospective investors in it or any underlying investment fund or funds it represents or which is or are promoted or to be promoted by it or any manager or investment adviser thereof.

11.3                        If Closing takes place, the Buyer shall (as it hereby agrees with the other Parties and proposed Transaction Bonus recipients and Sovereign Capital Partners LLP) procure that:

(A)                               on Closing, the Transaction Bonuses referred to in paragraph (a) of the definition of Transaction Bonuses above are duly paid (net of any tax required by law to be deducted therefrom) to the persons entitled thereto; and

(B)                               if and when due, the relevant Target Group Companies duly pay (net of any tax required by law to be deducted therefrom) the Transaction Bonus due to Hugh MacPherson after Closing as contemplated by paragraph (b) of the definition of Transaction Bonuses above;

(C)                               the unpaid fees and expenses (and related VAT) shown in the Fees, Transaction Bonuses and Permitted Leakage Schedule are duly paid in full on or within three Business Days of Closing or (if later in any such case) delivery of an invoice therefor to the Company; and

(D)                               the relevant Target Group Company duly pays (less any PAYE and employee’s national insurance contributions) the Grossed Up Amount referred to in the letters (Disclosed at 13.4.32, 13.4.30 and 13.4.31 of the Data Room Documents) dated 12 April 2013 from the Company to each of Steven Brown, Martin Skelton and Paul Brett, such payment being equal to an aggregate amount of £264,832 and which forms part of the £340,000 amount shown in Part C of the Fees, Transaction Bonuses and Permitted Leakage Schedule.

11.4                        Each person entitled to a Transaction Bonus and Sovereign Capital Partners LLP may rely on the terms of clause 11.3, as appropriate, pursuant to the Contracts (Rights of Third Parties) Act 1999.

11.5                        The Buyer will procure that following Closing each Target Company shall duly pay when due all taxation in respect of which any deductions (including Tax Deductions) have been made as contemplated by this Agreement from payments in respect of the Loan Notes, Consideration, Transaction Bonuses and/or distributions by the EBT.

11.6                        The Buyer shall procure that:

(A)                               each Target Company shall submit its corporation tax return for the period in which Closing takes place (the “Relevant Period”) and any previous year or period on the basis that no deduction is allowable, for the purposes of UK Corporation Tax, in respect of the interest payable on the Loan Notes as a result of the provisions of Part 4 of the Tax (International and Other Provisions) Act 2010; and

(B)                               no Target Company or other member of the Buyer’s Group will in respect of the Relevant Period and/or any previous financial year or period claim any deduction for corporation tax purposes in respect of any interest paid on the Loan Notes on their redemption as contemplated by this Agreement, save that this clause 11.6 shall not require the Buyer to procure that any corporation tax returns filed by or on behalf of a Target Company before Closing be amended, replaced or supplemented.

11.7                        Each holder of Loan Notes listed in Part D of Schedule 1 may rely on the terms of clause 11.6, pursuant to the Contracts (Rights of Third Parties) Act 1999.

11.8                        For a period of 42 months following Closing, the Buyer shall at the cost of the relevant Seller requesting information cause to be made available to each of the Sellers all information in the possession or control of the Buyer’s Group and/or any member of the Target Group which the Sellers, may from time to time reasonably request relating to the business and affairs of the Target Group in order to produce tax returns required by any Tax Authority to be produced by that Seller or Related Party thereof in order to comply with any statutory, regulatory or contractual obligation, provided that such information is used solely for such purposes, and provided further that the Sellers shall not have access to information that would if disclosed subject any member of the Buyer’s Group or the Target Group to the loss of attorney-client, work product or other legal professional privilege.

11.9                        For a period of six years following Closing, the Buyer shall at its cost cause the Company and each other member of the Target Group to maintain policies of directors’ and officers’ liability insurance covering each person who was a director or other officer or designated member of the Company and any other member of the Target Group immediately prior to Closing in respect of claims arising from facts or events that occurred on or prior to Closing and providing at least the same coverage and amounts and containing terms that are not less advantageous to the insured parties than those contained in the policies of directors’ and officers’ liability insurance in effect immediately prior to Closing for directors and officers and designated members of the Company and any other member of the Target Group.

12.                               GUARANTOR WARRANTIES AND UNDERTAKINGS

12.1                        The Guarantor warrants to each of the other Parties (and each such warranty shall be construed as a separate warranty) as follows:

(A)                               it is a company duly incorporated in England & Wales;

(B)                               it has all requisite power, authority and legal capacity to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party and has made all required registrations, declarations, notifications or filings with or to any court or governmental or administrative authority and has obtained all necessary consents, waivers, licences and corporate, regulatory and other approvals (except for those set forth in the Conditions) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or is to become party;

(C)                               the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or is to be party and the consummation by it of the transactions contemplated hereby and thereby have been and will be duly and validly authorised by all necessary corporate and shareholder action and no other corporate proceedings on its part are necessary to authorise the execution, delivery and performance of this Agreement and those Transaction Documents or to consummate the transactions contemplated hereby and thereby;

(D)                               this Agreement and the other Transaction Documents to which it is or is to be party have been and will be duly executed and delivered (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, such Transaction Documents will have been duly executed and delivered) by it and, assuming their due authorisation, execution and delivery by the other parties thereto, constitute (and, with respect to any Transaction Documents that are to be executed after the date of this Agreement, will constitute) legal, valid and binding obligations on its part, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity; and

(E)                                its execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, (i) its Organizational Documents, (ii) any agreement or instrument to which it is a party or by which it is bound, or (iii) any Law that applies to or binds it or any of its property in a manner (with respect to (ii) and (iii)) that will materially and adversely affect its ability to perform its obligations under the terms of this Agreement.

13.                               BUYER’S GUARANTEE

13.1                        In consideration of the Sellers entering into this Agreement at the Guarantor’s request, the Guarantor unconditionally and irrevocably guarantees to the Sellers, the due and punctual performance and observance by the Buyer of all of its obligations, commitments and undertakings, warranties and indemnities under or pursuant to this Agreement and the other Transaction Documents (the “Buyer Guaranteed Obligations”).  The liability of the Guarantor under this clause 13 shall not be released or diminished by any variation of the Buyer Guaranteed Obligations or by any forbearance, neglect or delay in seeking performance of the Buyer Guaranteed Obligations or by any granting of time for such performance or other event or circumstances which (but for this provision) would have that effect.

13.2                        If and whenever the Buyer defaults for any reason whatsoever in the performance of any of the Buyer Guaranteed Obligations, the Guarantor shall within five Business Days following demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Buyer Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Sellers as it would have received if the Buyer Guaranteed Obligations had been duly performed and satisfied by the Buyer.

13.3                        This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the Buyer Guaranteed Obligations shall have been performed or satisfied.  This guarantee is in addition to and without prejudice to and not in substitution for any rights which the Sellers may now or in future have or hold for the performance and observance of the Buyer Guaranteed Obligations.

13.4                        As a separate and independent stipulation the Guarantor agrees that any of the Buyer Guaranteed Obligations (including any monies payable) which is or becomes unenforceable against or recoverable from the Buyer by reason of any legal limitation, disability or incapacity on or of the Buyer or any other fact or circumstances (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect of that Buyer Guaranteed Obligation and shall be performed or paid by the Guarantor within five Business Days following demand.

14.                               FURTHER ASSURANCE

14.1                        Following Closing, each Seller hereby agrees to do and execute all such further acts, documents and things as the Buyer may reasonably require to vest the beneficial ownership of his or its Shares in the Buyer free from all Encumbrances provided that nothing herein shall oblige any Seller to bear any stamp duty or stamp duty reserve tax referable to the sale of his or its Shares hereunder.

15.                               SURVIVAL

The Warranties, and all covenants and other undertakings and assurances contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding the Closing without limit in time, other than as specifically provided.

16.                               COSTS

16.1                        Save as expressly provided herein, each Party shall pay its own costs and expenses in connection with the preparation and carrying into effect of this Agreement.

16.2                        If this Agreement lapses or is terminated before Closing otherwise than pursuant to clause 6.4(C) or clauses 7.2(A), 7.2(B), 7.2(C), 7.2(D) or 7.2(F), the Buyer shall indemnify on demand the other Parties and Target Group Companies and each of them for all costs, expenses and fees (including all legal costs) that they or any of them have incurred or incur in connection with this Agreement and/or any other Transaction Document and/or the transactions thereby contemplated.

16.3                        The Sellers agree as between themselves to the payment out of the Consideration of such fees and expenses related to this Agreement and/or the transactions hereby contemplated as may be approved in writing by the Sellers’ Representatives and, in particular, the Sellers agree to pay out of the Consideration the amounts payable to Lincoln International LLP, Jones Day, Travers Smith LLP and Wyvern Partners in the amounts set out in the section entitled “Fees payable on Completion from funds flow” in the “Funds Flow” tab of the Price Calculation Schedule.

17.                               SUCCESSORS IN TITLE AND ASSIGNS

17.1                        The rights of the Buyer hereunder (“Buyer Rights”) may be assigned between the Buyer and any Affiliate thereof (provided as a result it shall not increase any liability of any other Party hereunder) but such Affiliate may only enjoy and enforce the rights assigned for so long as it remains an Affiliate. Any party to which rights have been assigned pursuant to this clause 17.1 (including a party that has ceased to be an Affiliate of the Buyer) may assign those rights to the Buyer or any Affiliate thereof (provided as a result it shall not increase any liability of any other Party hereunder).

17.2                        The Buyer shall be entitled to assign by way of security the benefit of the Buyer Rights in favour of:

(A)                               any financial institution(s) (including the Financing Sources) which has or has agreed to advance credit facilities (including the Bridge Facility Agreement) to the Buyer to assist in the acquisition contemplated by this Agreement; and/or

(B)                               any financial institution to which any of the financial institutions referred to in clause 17.2(A) above may have assigned or novated any of their participation in such credit facilities; and/or

(C)                               any party refinancing the credit facilities referred to in clause 17.2(A) above

PROVIDED THAT as a result the liability of none of the other Parties is increased.

17.3                        If there is an assignment of Buyer Rights pursuant to this clause:

(A)                               if it is to an assignee that is not incorporated in England, it shall be ineffective unless a process agent is appointed for the assignee and notified to the other Parties as provided in clause 22 (unless it is an assignment pursuant to clause 17.2(A), in which case this clause 17.3(A) shall not apply);

(B)                               the other Parties may discharge their obligations under this Agreement and Transaction Documents to the assignor until those other Parties receive written notice of the assignment;

(C)                               the Buyer shall remain liable for any obligations of the Buyer under this Agreement; and

(D)                               the liabilities of the other Parties under this Agreement and the other Transaction Documents shall be no greater than such liabilities would have been had the assignment not occurred.

17.4                        Subject as provided above in this clause, no party to this Agreement or other Transaction Document may assign all or any of its rights or obligations under this Agreement or any other Transaction Document without the consent of all of the other parties to this Agreement or Transaction Document concerned.

17.5                        This Agreement shall be binding upon and enure for the benefit of each Party’s successors and legal representatives and permitted assigns. The liability of any individual for breach of a Warranty shall cease on the death of that individual.

18.                               ANNOUNCEMENTS

18.1                        Save in respect of statutory returns or matters required to be disclosed by law or applicable regulation or by an applicable recognised investment exchange or (with respect to the Buyer and its Affiliates) the Indentures, or a “tombstone” or similar disclosure in customary form by Sovereign Capital made in accordance with clause 10.5(F) which is consistent with the Announcements, none of the Parties (or their professional advisers) shall make any press statement or other public announcement in connection with this Agreement without the prior written approval of the text of such statement or announcement (in the case of the Sellers or their advisers) by the Buyer or (in the case of the Buyer or its advisers) by the Management Sellers’ Representative(s) and (if the announcement refers to any Investor Seller or Sovereign Capital) the Investor Seller Representative, such approval in each case not to be unreasonably withheld or delayed.

18.2                        The Parties hereby consent to the publication of an Exchange Announcement and (if Closing takes place) a Closing Announcement in or substantially in the Agreed Form.

19.                               SELLERS’ REPRESENTATIVES

19.1                        Any consent or agreement or direction or waiver in respect of a matter affecting all of the Investor Sellers and which is given or made in writing by the Investor Sellers’ Representative shall be binding upon all the Investor Sellers.

19.2                       Where the Management Sellers selling between them a majority of the Shares sold by the Management Sellers notify the Parties by not less than five Business Days’ prior written notice with express references to this Agreement that a person(s) with an address in the United Kingdom shall be the Management Sellers’ Representative(s), any consent or agreement or direction or waiver in respect of a matter affecting all of the Management Sellers or Warrantors and which is given or made in writing by such Management Sellers’ Representative(s) shall be binding upon all the Management Sellers or Warrantors.

19.3                        The Investor Sellers’ Representative and the Management Sellers’ Representative(s) are hereby authorised to act in the way contemplated by this Agreement and to take such decisions as they shall at their entire discretion determine and, provided they or it act in good faith, the Investor Sellers’ Representative and the Management Sellers’ Representative(s) shall have and accept no liability to any of the Investor Sellers or Management Sellers or Warrantors (respectively) or to any other person other than the Buyer in connection with or as a result of anything which such Investor Sellers’ Representative and the Management Sellers’ Representative(s) do, refrain from doing or neglect or omit to do in connection with any matter relating to this Agreement.

19.4                        As between the Investor Sellers on the one hand and the Investor Sellers’ Representative on the other and the Management Sellers or Warrantors on the one hand and the Management Sellers’ Representative(s) on the other, the Investor Sellers’ Representative and the Management Sellers’ Representative(s) (respectively) shall not be required to expend any of their own money on or in relation to the matters referred to in this Agreement and without prejudice to the generality of the foregoing may decline to take any steps in relation to any claim under the Warranties or otherwise in connection with this Agreement unless they have been indemnified and secured (if and to the extent they so require, to their full satisfaction) by the Investor Sellers or Management Sellers or Warrantors they represent in respect of the maximum amount of the expenses and other liabilities of any kind which they reasonably consider that they will or may incur in connection with or as a result of such proceedings or such duties and such indemnity and security shall be such as to ensure that the Investor Sellers’ Representative and Management Sellers’ Representative(s) have immediate access to all such funds as they may require in order to meet all such expenses or other liabilities as they fall due PROVIDED ALWAYS that the Investor Sellers’ Representative and Management Sellers’ Representative(s) shall be obliged to bear their appropriate proportion of such expenses and liabilities.

20.                               NOTICES

20.1                        Any notice or other communication desired to be given or made hereunder may be given or made by personally delivering the same or by sending the same by first class prepaid post (airmail if sent to or from abroad) or facsimile (“fax”) in the case of any corporate party hereto to its registered office for the time being and in the case of any other Party to his address shown herein and in the case of the Buyer may also be given or made by sending the same by e-mail to the e-mail address set out below.

20.2                        For the above purposes but subject to clause 20.4:

(A)                               a notice or other communication given as provided in clause 20.1 to an Investor Seller (other than Paul Brett) care of the Investor Sellers’ Representative at 25 Victoria Street London SW1H 0EX (fax: 0207 348 8811) (or such other address or fax number as the Investor Sellers’ Representative or that Investor Seller shall notify to the Buyer in writing for this purpose) shall be good and sufficient notice to that Investor Seller;

(B)                               a notice or other communication given as provided in clause 20.1 to Paul Brett at the following address (or such other address as Paul Brett shall notify to the Buyer in writing for this purpose) shall be good and sufficient notice to Paul Brett:

Paul Brett
Address: Banwell House, Wolvershill Road, Banwell, BS29 6DG

(C)                               a notice or other communication given as provided in clause 20.1 to a Management Seller or Warrantor at the following addresses (or such other address or fax number as the Management Seller or Warrantor shall notify to the Buyer in writing for this purpose) shall be good and sufficient notice to that Management Seller or Warrantor:

(1)                                 Martin Skelton
Address: 22 City Harbour, 8 Selsdon Way, London E14 8GR
Fax: +44 207 821 4899

(2)                                 Steven Brown
Address: 220 St. Davids Square, London E14 3WE
Fax: +44 207 821 4899

(3)                                 Ann McPhee
Address: 2401 South Gessner, Apartment 383, Houston, TX 77063, USA
Fax: +44 207 821 4899

(4)                                 Jim Alexandre
Address: 108 Avon Road, Haverford, PA, 19041, USA
Fax: +44 207 821 4899

(5)                                 WCL EBT Limited
Address: Attn: The Directors, 25 Buckingham Gate, London SW1E 6LD
Fax: +44 207 821 4899

(D)                               a notice or other communication given as provided in clause 20.1 to the Buyer at the following address or e-mail address (or such other address, e-mail address or fax number as the Buyer shall notify to the Sellers or the Sellers’ Representatives in writing for this purpose), shall be good and sufficient notice to the Buyer:

WCL Holdco Limited

c/o NAE Hong Kong Limited
Address: Attn: Graeme Halder , World-Wide House, Level 27, 19 Des Voeux Road, Central, Hong Kong

E-mail: Graeme.Halder@nordanglia.com.

20.3                        Any notice or other communication sent by post as aforesaid shall be deemed to have been received on the second Business Day after the posting of the same (or on the third Business Day if sent to or from abroad) and if personally delivered or sent by fax shall be deemed to have been received on delivery or despatch if sent on a Business Day or (if not so delivered or sent) on the first Business Day thereafter, subject in the case of a fax to the sender receiving a transmission confirmation and if sent by e-mail shall be deemed to have been received at the time the e-mail is sent if sent on a Business Day or (if not so sent) on the first Business Day thereafter provided no notification is received by the sender that the e-mail is undeliverable.

20.4                        The provisions of clause 20.2 shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to or in connection with any Proceeding, which must be served on the Party concerned or its process agent appointed under clause 22 in accordance with the applicable court procedures or clause 23.4.

21.                               GENERAL

21.1                        Subject to Schedules 8 and 10, any person entitled to the benefit of the same may take action for any breach of any undertakings or agreements herein contained notwithstanding that it shall delay or otherwise fail to exercise its rights hereunder or generally in such regard.

21.2                        If any provision or part of this Agreement shall be held void or unenforceable or in conflict with the law of any state or jurisdiction any provision or part so held void or unenforceable or in conflict as aforesaid shall be severed from this Agreement or otherwise modified to become valid and enforceable insofar as it relates to that state or jurisdiction only and the enforceability and validity of any other parts or provisions of this Agreement shall not be affected by such severance or modification.

21.3                        The obligations of the Sellers and Warrantors and Covenantors hereunder or in connection herewith are several only and no Seller or Warrantor or Covenantor shall be liable in respect of a breach thereof by any other Seller or Warrantor or Covenantor.

21.4                        The aggregate liability of each of the Trustee Vendors in respect of breaches of this Agreement and under the other Transaction Documents shall be limited to the extent that such liability can be met and discharged out of the net assets (after costs of realisation of the same) held by or on behalf of such Trustee Vendors in the Trusts of which they are trustees at the time such Trustee Vendors are called upon to make such payment and (absent his own fraud) none of the Trustee Vendors shall incur any personal liability in respect of a claim or otherwise under this Agreement or other Transaction Document or by reason of any investment or other decision taken from time to time with regard to any Trusts or assets thereof.

21.5                        This Agreement may only be varied by written document signed by (or duly on behalf of) all the Parties.

21.6                        Without in any way purporting to exclude the liability of any Party for its fraudulent misrepresentation, this Agreement together with the Confidentiality Agreement and the other Transaction Documents and other documents to be executed pursuant hereto or referred to herein represents the entire agreement between the Parties.

21.7                        If any sum due for payment to a Party under or in accordance with this Agreement is not paid on the Due Date, the Party in default shall pay Default Interest on that sum from but excluding the Due Date to and including the date of actual payment calculated on a daily basis.

21.8                        All sums payable under this Agreement and other Transaction Documents shall be paid without set off or counterclaim, except to the extent expressly required by Law or permitted under their terms.

21.9                        This Agreement may be executed in any number of counterparts all of which shall together constitute one and the same agreement.

21.10                 Except as expressly provided herein, nothing in this Agreement confers any rights on any person (other than the Parties) pursuant to the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy which exists apart from such Act.

22.                               APPOINTMENT OF PROCESS AGENT

22.1                        Each Party (original or by assignment) which is not resident or incorporated in England hereby irrevocably agrees to appoint a process agent (being the London office of a firm of lawyers or a company incorporated in England) as its agent to accept service of process in England in any legal action or proceedings arising out of this Agreement and/or any other Transaction Document, service upon whom shall be deemed completed whether or not forwarded to or received by the appointing Party.

22.2                        If such process agent ceases to be able to act as such or to have an address for service of proceedings in England, the party obliged to appoint the same under clause 22.1 hereby agrees to irrevocably appoint a new process agent in England acceptable to the Sellers (as evidenced by the acknowledgment in writing of the Sellers’ Representatives) and to deliver to the other Parties within five Business Days of its appointment a certified copy of the written acceptance of appointment by the new process agent.

22.3                        Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

23.                               GOVERNING LAW

23.1                        This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English Law.

23.2                        Each Party irrevocably agrees that the Courts of England will have exclusive jurisdiction in relation to any Dispute concerning this Agreement (including non-contractual disputes or claims) and any matter arising from it.

For the purposes of this clause 23.2, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

23.3                        Each Party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

23.4                        Each Party agrees that without preventing any other mode of service, any document in an action (including a claim form or any other document to be served under the Civil Procedure Rules) may be served on any Party by being delivered to or left for that Party at its address for service of notices under clause 20 and each Party undertakes to maintain such an address at all times in England and to notify the other Party in advance in accordance with clause 20 of any change from time to time of the details of such address.

IN WITNESS whereof this Agreement has been executed on the day and year first before written.

SCHEDULE 1

Particulars of the Sellers, Consideration and Loan Note Holders

[Schedule 1 has been omitted. Schedule 1 includes the names of all sellers, the securities sold by each seller and each seller’s proportionate liability and individual liability cap. The company agrees to provide supplementally a copy of Schedule 1 to the Commission upon request.]

SCHEDULE 2

The Company

WCL Group Limited

Date of Incorporation:	28/03/2008

Country of Incorporation:	England & Wales

Registered Number:	06547748

Issued Share Capital before conversions contemplated by clause 3.3 of this Agreement:	(i) A Ordinary shares: 879,277 (ii) A Convertible shares: 50,152 (iii) B Ordinary shares: 97,656 (iv) B Convertible shares: 40,625 (v) C Ordinary shares: 53,125 (vi) D Ordinary shares: 53,125

Registered and Beneficial Shareholders:	As detailed in Schedule 1

Directors:	Steven Brown, James L. Alexandre, Ann McPhee, Jose Rodriguez Cesenas, Martin Skelton, Christopher Wright and Hugh MacPherson

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London, SW1E 6LD

Accounting Reference Date:	August 31

SCHEDULE 3

The Subsidiaries

WCL EBT Limited

Date of Incorporation:	09/02/2011

Country of Incorporation:	England & Wales

Registered Number:	07523953

Issued Share Capital:	100 Ordinary Shares

Registered and Beneficial Shareholder:	WCL Group Limited

Directors:	Steven Brown, Jose Rodriguez Cesenas and Martin Skelton

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

WCL Intermediate Holdings Limited

Date of Incorporation:	28/03/2008

Country of Incorporation:	England & Wales

Registered Number:	06547222

Issued Share Capital:	2 Ordinary Shares

Registered and Beneficial Shareholder:	WCL Group Limited

Directors:	Steven Brown and Jose Rodriguez Cesenas

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

WCL Services Limited

Date of Incorporation:	08/04/1998

Country of Incorporation:	England & Wales

Registered Number:	03543074

Issued Share Capital:	(i) Ordinary Shares: 1,789,083 (ii) A Ordinary Shares: 113,978

Registered and Beneficial Shareholders:	WCL Intermediate Holdings Limited

Directors:	Steven Brown, Ann McPhee, Martin Skelton and Christopher Wright

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

British Schools of America LLC

Date of Incorporation:	08/02/2001

Country of Incorporation:	Delaware, USA

Registered Number:	3354590

Sole Member:	WCL Services Limited

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton and Steven Brown

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	30 August

BSA Resource Solutions LLC

Date of Incorporation:	13/07/2012

Country of Incorporation:	Delaware, USA

Registered Number:	5183529

Sole Member:	British Schools of America LLC

Managers:	Ann McPhee, Christopher Wright, Martin Skelton and Steven Brown

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	31 August

British School of Washington LLC

Date of Incorporation:	08/06/1998

Country of Incorporation:	Delaware, USA

Registered Number:	2905738

Sole Member:	WCL Services Limited

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton and Steven Brown

Secretary:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	30 August

British School of Boston LLC

Date of Incorporation:	26/06/2000

Country of Incorporation:	Delaware, USA

Registered Number:	3250468

Sole Member:	British Schools of America LLC

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton, Steven Brown and Paul Wiseman

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	30 August

BST Holding LLC [Dormant]

Date of Incorporation:	26/08/2004

Date of Revival:	27/02/2009

Country of Incorporation:	Delaware, USA

Registered Number:	3847629

Sole Member:	British Schools of America LLC

Managers:	Jose Rodriguez and Steven Brown

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	31 August

British American School of Charlotte LLC

Date of Incorporation:	01/12/2003

Country of Incorporation:	Delaware, USA

Registered Number:	3733282

Sole Member:	British Schools of America LLC

Managers:	Ann McPhee, Christopher Wright, Martin Skelton, Steven Brown and Michael Horton

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	30 August

WCL Academy of New York LLC

Date of Incorporation:	23/12/2009

Country of Incorporation:	Delaware, USA

Registered Number:	4769182

Registered and Beneficial Shareholder:	British Schools of America LLC

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton, Steven Brown and John Taylor

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	31 August

British School of Chicago LLC

Date of Incorporation:	16/05/2001

Country of Incorporation:	Delaware, USA

Registered Number:	3392568

Registered and Beneficial Shareholder:	British Schools of America LLC

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton, Steven Brown and Michael Horton

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	30 August

British Schools of Texas LLC [Dormant]

Date of Incorporation:	26/08/2004

Country of Incorporation:	Delaware, USA

Registered Number:	3847626

Sole Member:	British Schools of America LLC

Managers:	Jose Rodriguez, Hugh MacPherson and Steven Brown

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Financial Year end:	31 August

British School of Houston LP

Date of Registration as a Limited Liability Company:	26/06/2000

Date of Conversion to a Limited Partnership	31/08/2004

Country of Registration:	Texas, USA

Registered Number:	800384023

Limited Partner:	BST Holding LLC

General Partner:	British Schools of Texas LLC

Managers:	Ann McPhee, Christopher Wright, Hugh MacPherson, Martin Skelton, Steven Brown and Stephen Foxwell

Treasurer:	Steven Brown

Registered Office:	Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA

Accounting Reference Date:	31 August

Education Overseas Qatar LLC

Date of Incorporation:	07/08/2006

Country of Incorporation:	Qatar

Registered Number:	33520

Issued Share Capital:	200,000 Qatari Riyals divided into 200 shares of Qatari Riyals 1,000 each

Registered and Beneficial Shareholders:	Sheikh Khalifah Bin Fahed Al Thani (102 shares) and WCL Services Limited (98 shares)

Managers:	Sheikh Khalifah Bin Fahed Al Thani, Steven Brown, Robin Campbell, Liam Geraghty, Robert George, Ann McPhee and Martin Skelton

Authorised Signatories:	Sheikh Khalifah Bin Fahed Al Thani, Steven Brown, Robin Campbell, Liam Geraghty, Robert George, Ann McPhee and Martin Skelton

Registered Office:	PO Box 484, Doha, State of Qatar

Financial Year end:	31 August

WCL School Management Services Limited

Date of Incorporation:	05/05/2010

Country of Incorporation:	England & Wales

Registered Number:	07244130

Issued Share Capital:	2 Ordinary Shares

Registered and Beneficial Shareholder:	WCL Services Limited

Directors:	Steven Brown and Martin Skelton

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

WCL School Management Services (India) Limited

Date of Incorporation:	14/07/2010

Country of Incorporation:	England & Wales

Registered Number:	07313938

Issued Share Capital:	2 Ordinary Shares

Registered and Beneficial Shareholder:	WCL School Management Services Limited

Directors:	Steven Brown and Martin Skelton

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

Fieldwork Education Limited

Date of Incorporation:	08/01/1997

Country of Incorporation:	England & Wales

Registered Number:	03299897

Issued Share Capital:	225,000 Ordinary Shares

Registered and Beneficial Shareholder:	WCL Services Limited

Directors:	Steven Brown and Martin Skelton

Secretary:	Steven Brown

Registered Office:	25 Buckingham Gate, London SW1E 6LD

Accounting Reference Date:	31 August

WCL Intermediate Holdings Spain, S.L.U

Date of Incorporation:	24 March 2011

Country of Incorporation:	Spain

Registered Number:	Mercantile Registry of Madrid, Volume 28,656, page 150, sheet M-516056, first entry; CIF: B86172483

Issued Share Capital:	3,600€

Registered and Beneficial Shareholders:	WCL Services Limited

Directors:	Steven David Russell Brown, Martin John Skelton, Ann Ferguson McPhee and José Jesus Rodríguez Cesenas

Authorised Signatories:	Ryan Robson, Steven Brown, Carlos Daroca Vazquez, Raquel Pariente Pastor and Peter Southern

Registered Office:	Vereda Norte, 3, La Moraleja, 28109 (Madrid)

Financial Year end:	31 August

International College 2, S.L.U.

Date of Incorporation:	September 28, 2007

Country of Incorporation:	Spain

Registered Number:	Recorded with the Mercantile Registry of Madrid, at Volume 24,811, page 84, sheet M-446562, first entry; CIF: B85229508

Issued Share Capital:	€554,786

Registered and Beneficial Shareholders:	WCL Intermediate Holding Spain, S.L.

Directors:	Steven David Russell Brown, Martin John Skelton, Ann Ferguson McPhee and José Jesús Rodríguez Cesenas

Authorised Signatories:	Manouchehr Farhangi (deceased)Raquel Pariente Pastor, Peter Campbell David Southern, Juan Bautista Garcia Hilos, Tajinder Singh Dhatt, Mariette Matoosian and Anita Debra Gleave

Registered Office:	Vereda Norte, 3, La Moraleja, 28109 (Madrid)

Financial Year end:	31 August

International College Spain, S.A.U

Date of Incorporation:	January 26, 1994

Country of Incorporation:	Spain

Registered Number:	Recorded with the Mercantile Registry of Madrid, at Volume 7,557, page 57, sheet M-122252, first entry; CIF: A80794969

Issued Share Capital:	€540,910.89

Registered and Beneficial Shareholders:	International College 2, S.L.

Directors:	Steven David Russell Brown, Martin John Skelton, Ann Ferguson McPhee and José Jesús Rodríguez Cesenas

Authorised Signatories:	Raquel Pariente Pastor, Peter Campbell David Southern, Juan Bautista Garcia Hilos, Tajinder Singh Dhatt, Mariette Matoosian, Gholamali Varzesh Nejad Mesgarian and Anita Debra Gleave

Registered Office:	Vereda Norte, 3, La Moraleja, 28109 (Madrid)

Financial Year end:	31 August

Overseas Schools SA

Date of Incorporation:	June 30, 2004

Country of Incorporation:	Belgium

Registered Number:	0866.243.652

Issued Share Capital:	61,500 Shares

Registered and Beneficial Shareholders:	WCL Services Limited (61,499 Shares) and Robert John Findlay (1 Share)

Directors:	Denis William Patrick Hallahane and Richard Charles Freer

Authorised Signatories:	Denis William Patrick Hallahane and Richard Charles Freer (acting together)

Registered Office:	Boulevard du Souverain

Financial Year end:	31 August

SCHEDULE 4

The Properties

Address	Use	Tenure	Start	Term	Landlord	Tenant/Owner	Current Rent Expense

No 51 Gharrafa Area, No 13 Waab Alabareeq Street, Doha	Use as a Private Educational School	Leasehold	01/10/2009	5 years	Sheikh Khalid Bin Faisal Bin Thani Al-Thani	Education Overseas Qatar LLC	QAR 130,000 per month

Dahal Al-Hamam School, plot no 74350, Doha	As a high school, preparatory school, preliminary school or kindergarten	Leasehold	01/09/2010	12 years	Ali Nasser A. Al-Kaabi	Education Overseas Qatar LLC	QAR 200,000 per month

Plot numbers: 53470022 and 53470016, Doha	Opening and operating a school	Leasehold	01/03/2009	15 years	Dr Sh. Hamad Abdul Rahman Hamad Al Thani	Education Overseas Qatar LLC	QAR 105,000 per month

Vereda Norte 3, La Moraleja, Madrid	As a “high quality international school”	Leasehold	03/08/2011	15 years w/ 10 year renewal option	Propiedad Colegios, S.L.	International College Spain, S.A.	EUR 66,667 per month

Plot No. 51660998, Al Thamid Region	To construct a Compass Private International School	Leasehold	28/12/2012	25 years	Ministry of Municipality & Urban Planning	Compass International Private School	QAR 122,085 per annum

4th Floor and part of Ground Floor, Egginton House, 25/28 Buckingham Gate, Westminster, London SW1	Professional or commercial offices	Leasehold	19/12/2008	The original leases were for 10 years, but pursuant to a deed of variation dated 15 October 2012 the parties agreed to terminate the leases on 19 December 2013	Pensions Management (S.W.F) Limited	WCL Services (formerly known as World Class Learning Schools & Systems Group Limited)	GBP 105,000 per annum, reduced from GBP 145,575, pursuant to the 2012 variation in respect of the 4th Floor lease. GBP 31,750 per annum, reduced from GBP 49,500 in respect of the Ground Floor lease.

416/420 Pond Street, Boston	Operating an elementary and secondary school	Leasehold	01/09/2003	16 years 11 months w/ 5 year renewal option	Showa Boston Institute for Language and Culture, Inc.	British School of Boston, LLC	USD 93,530 per month

Address	Use	Tenure	Start	Term	Landlord	Tenant/Owner	Current Rent Expense

416/420 Pond Street, Boston (Showa Wing)	Academic classrooms and office space	Leasehold	01/09/2008	9 years	Showa Boston Institute for Language and Culture, Inc.	British School of Boston, LLC	USD 80,000 per annum

7000 Endhaven Lane, Charlotte, North Carolina	Educational and office purposes	Leasehold	01/09/2011	10 years w/ two 5 year renewal options	Peter J. Jugis	British American School of Charlotte LLC	USD 49,687 per month

1440 North Dayton, Chicago (Suite 105)	Enrichment programs	Leasehold	01/09/2011	5 years 4 months	City Properties Corporation	British School of Chicago LLC	USD 3,041 per month

1440 North Dayton, Chicago (Suite 103 & 104)	Enrichment programs	Leasehold	01/12/2011	5 years w/ two 2 year renewal options	City Properties Corporation	British School of Chicago LLC	USD 5,214 per month

814 West Eastman Street, Chicago	Owning and operating a private elementary and secondary school	Leasehold	03/03/2006	17 years and 3 months w/ two 5 year renewal options	Blackhawk / Halsted LLC	British School of Chicago LLC	USD 172,946 per month

Suite 280, 9601 Katy Freeway, Suite 280, Houston, Texas	Office purposes	Leasehold	15/06/2012	3 years w/ 3 year renewal option	Briarhollow LLC	British Schools of America LLC	USD 4,101 per month

44-50 East Second Street, New York	For a school, related administrative offices and educational purposes	Leasehold	30/06/2010	15 years w/ two 5 year renewal options	La Salle New York City, Inc	WCL Academy of New York LLC	USD 81,250 per month

2001 Wisconsin Avenue and 3300 Whitehaven Street, Washington DC	In accordance with applicable zoning regulations	Sublease	01/01/2007	12 years	Georgetown University	British School of Washington LLC	USD 158,343 per month

Address	Use	Tenure	Start	Term	Landlord	Tenant/Owner	Current Rent Expense

4211 Watonga Boulevard, Houston, Texas	In accordance with applicable zoning regulations	Freehold	N/A	N/A	N/A	British School of Houston LLC subsequently converted into British School of Houston LP	N/A

1440 North Dayton, Chicago (Suite 102)	Enrichment programs	Leasehold	01/01/2013	3 years w/ two 2 year renewal options	City Properties Corporation	British School of Chicago LLC	USD 2,527 per month

SCHEDULE 5

Conditions Precedent

1.                                      CONDITIONS

1.1                               The Conditions are:

(A)                               the Buyer or any Target Group Company having received from the Regulatory Authority a written confirmation confirming any of the following:

(1)                                 that the present Treaty Investor (E-2) status approval of BSARS for the purposes of the Applicable Regulations will continue notwithstanding any change in its direct or indirect majority ownership as contemplated by this Agreement or (as applicable) the BSARS Restructuring; or

(2)                                 that BSARS will have new Treaty Investor (E-2) status approval if the change in its direct or indirect majority ownership as contemplated by this Agreement or the BSARS Restructuring takes place; or

(3)                                 that a member of the Target Group or Buyer’s Group will have continuing or new Treaty Investor (E-2) status approval capable of use to the benefit of the Target Group if the change in the direct or indirect majority ownership of the Company or BSARS as contemplated by this Agreement or the BSARS Restructuring takes place; and

(B)                               any confirmation given as contemplated by paragraph 1.1(A) above not being subject to any conditions (save as set forth in paragraph 1.2 below), not having been revoked and being in full force and effect on the Closing Date; and

(C)                               to the extent required to give effect to the terms of or basis of any confirmation meeting the requirements of paragraph 1.1(A) above, the BSARS Restructuring having been completed subject only to (i) payment of any monetary amounts under its terms and (ii) Closing.

1.2                               A confirmation given as contemplated by paragraph 1.1(A) above that is conditional upon (i) the change of ownership notified in the application and/or (ii) submission to the Regulatory Authority of formal notification after Closing that such change of ownership has taken place on the basis notified in the application shall satisfy the Condition in that paragraph 1.1(A) notwithstanding that it is subject to such a change of ownership and/or notification condition.

2.                                      DEFINED TERMS

2.1                               The Applicable Regulations referred to above are 9 FAM 41.51 N3.1 of US Department of State Foreign Affairs Manual Volume 9 Visas.

2.2                               Each confirmation referred to above is a Regulatory Consent.

2.3                               The Treaty Visa Office of the Embassy of the United States in London (or its successor or delegee in this context) is the Regulatory Authority for the purposes of this Agreement.

SCHEDULE 6

Interim Period

1.                                      Subject to clause 5.2, except with the prior written consent of the Buyer,  each Seller shall during the Interim Period not create any Lien over, sell or dispose of, such Seller’s Shares.

2.                                      Subject to clause 5.2, except with the prior written consent of the Buyer, the Sellers shall use their Best Endeavours during the Interim Period (it being understood that the obligations of the Investor Sellers shall be limited to (i) (x) being present for quorum purposes and voting their Shares at any meeting of shareholders of the Company held to consider any of the matters set forth in sub-paragraphs 2(A) through 2(C) below or (y) voting their shares in connection with any proposed shareholder action by written consent in respect of the same, in each case in a manner consistent with sub-paragraphs 2(A) through 2(C) below and (ii) instructing any nominee(s) of the Investor Sellers on the board of directors of any of the Target Group Companies to do the same at any meeting or action by written consent of the board of directors of such Target Group Company in connection therewith):

(A)                               to procure that the Target Group will carry on business in the ordinary course;

(B)                               to procure that no Target Company shall:

(1)                                 dispose of or transfer, or agree to dispose of or transfer (whether by one transaction or a series of transactions), any business or part of any business or any of its assets with a value, in any such case, in excess of £100,000;

(2)                                 acquire, or agree to acquire (whether by one transaction or a series of transactions), any business or part of a business or any assets with a value, in any such case, in excess of £100,000;

(3)                                 enter into any contract which would if in force at the date of this Agreement be a Material Contract as defined in Schedule 7, modify any material provision of a Material Contract, waive any material rights under a Material Contract, or terminate any Material Contract, excluding, for the avoidance of doubt, entering into any leases for new expatriate staff in the ordinary course of business;

(4)                                 create or knowingly permit to be created any Lien over any of the shares in any of the Subsidiaries or any of the assets of the Target Group;

(5)                                 incur any new Indebtedness, including by way of drawdown of existing facilities (except in between members of the Target Group that are wholly-owned by the Company) exceeding £100,000 in aggregate, or modify the terms of any existing Indebtedness;

(6)                                 make, or commit to make, any capital expenditure with a value in excess of £150,000 in the aggregate or any capital expenditure on any individual item with a value in excess of £50,000;

(7)                                 grant any lease in respect of any of the Properties;

(8)                                 initiate or settle any Proceeding (i) that has been Disclosed or (ii) with a value or potential liability which to the Knowledge of the Warrantors will be in excess of £100,000 (other than debt collection in the ordinary course of business);

(9)                                 create, allot or issue, or agree to create, allot or issue, any shares or any other securities or grant or agree to grant rights which confer on the holder any rights to acquire any shares or other securities;

(10)                          declare, make or pay any dividend or other distribution (whether in cash or in kind);

(11)                          repurchase, repay, redeem or reduce any of its share capital;

(12)                          pass any resolution for its winding up or other dissolution; or

(13)                          enter into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing;

(C)                               to procure that there shall be no Leakage from any Target Group Company, other than Permitted Leakage.

3.                                      Subject to clause 5.2, except with the prior written consent of the Buyer, the Sellers shall use their reasonable endeavours during the Interim Period (it being understood that the obligations of the Investor Sellers shall be limited to (i) (x) being present for quorum purposes and voting their Shares at any meeting of shareholders of the Company held to consider any of the matters set forth below or (y) voting their shares in connection with any proposed shareholder action by written consent in respect of the same, in each case in a manner consistent with the matters set forth below and (ii) instructing any nominee(s) of the Investor Sellers on the board of directors of any of the Target Group Companies to do the same at any meeting or action by written consent of the board of directors of such Target Group Company in connection therewith):

(A)                               to procure that no Target Company shall:

(1)                                 engage or employ, or offer to engage or employ, any person earning an annual aggregate salary in excess of £100,000 (except where such engagement commenced or an offer for such engagement was made before the date of this Agreement and Disclosed), other than in the ordinary course of business, or a new Headteacher for any of the Target Company’s schools;

(2)                                 except in circumstances justifying summary dismissal terminate the employment of any employee earning an annual aggregate salary in excess of £100,000;

(3)                                 resolve to change its name or to alter in any way its Organisational Documents;

(4)                                 grant or modify the terms of any loans or other financial facilities or any guarantees or indemnities for the benefit of any Person (except in between or for the benefit of members of the Target Group that are wholly-owned by the Company);

(5)                                 create any new subsidiary, or enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets;

(6)                                 make any material changes to the accounting procedures or principles by reference to which its accounts are prepared or its accounting reference date (save as may be necessary to comply with changes in statements of standard accounting practice);

(7)                                 make any material changes (other than those required by Law) to the terms and conditions of employment (including the provision of any contractual or non-contractual benefits) of directors, officers or employees (including granting any other entitlements under existing schemes or benefits);

(8)                                 make any amendment, other than solely to comply with legislative requirements, to any agreements or arrangements for the payment of pensions or other benefits on retirement to present or former directors, officers or employees of any of the Target Group Companies or any of their dependants; or

(9)                                 enter into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing.

4.                                      During the Interim Period, subject to the confidentiality obligations of Buyer set forth herein and in the Confidentiality Agreement, and subject to the limitations set forth in paragraph 5 below, the Warrantors shall use Best Endeavours to ensure that the Buyer and its representatives (i) have reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, books and records, officers, senior management, accountants, and legal counsel of the Target Group to the extent relating to its business and (ii) are provided with such financial and operating data and other information in the possession of the Target Group relating to its business as Buyer may reasonably request; provided, however, that (a) any such access must not cause unreasonable disruption to the business of the Target Group and (b) such access shall not extend to any physical testing or investigation of assets of the Target Group, whether for property or environmental surveys or otherwise.

5.                                      Nothing in this Agreement will impose obligations on any Seller to give or allow or procure the Buyer or any of its representatives access to information if such access could reasonably be expected to cause any Seller or Target Company to be in breach of any duty of confidence or any other duty (including fiduciary and statutory duties as directors or officers of the Target Group Companies) or obligation under applicable Law (including antitrust and competition Laws and Laws affecting privacy, personal information and the collection, handling, storage, processing, use or disclosure of data).

6.                                      During the Interim Period, each Party shall promptly notify the other Parties (in the case of the Sellers through the Sellers’ Representatives) in writing of:

(A)                               any pending or, to the knowledge of such Party, threatened Proceeding by any Governmental Authority or any other Person (i) challenging or seeking damages in connection with the sale of the Shares hereunder, or (ii) seeking to restrain or prohibit the consummation of the Closing;

(B)                               any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(C)                               any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(D)                               any change or fact of which it is aware that will or is reasonably likely to result in any of the Conditions or obligations of the Parties under this Agreement on Closing becoming incapable of being satisfied or performed.

7.                                      In addition to the foregoing, during the Interim Period the Buyer shall provide the Sellers’ Representatives promptly after request with such information they may reasonably request regarding compliance by the Buyer’s Group with its obligations under the Transaction Documents and/or to consider and evaluate the progressing of or matters relevant to the satisfaction (or not) of the Conditions and/or any matters contemplated by paragraph 5 above, and the Sellers’ Representatives shall provide the Buyer with the same information with respect to the Sellers and the Target Group.

8.                                      If any Governmental Authority shall raise any question or concern about or arising in connection with the proposed change of control of the Target Companies then the Parties shall take all reasonable steps to address such question or concern so as to remove the grounds of objection to the change of control raised by that Governmental Authority (as the case may be).

9.                                      Subject to paragraph 10 below, the Warrantors shall, in their capacity as directors or officers or members or employees of the Target Group Companies, use reasonable endeavours to (i) timely deliver to the Buyer (A) unaudited financial statements of the Company as at and for the six months ended February 2012 and 2013, including a reconciliation from GAAP to IFRS with respect to the income statements for the six months ended February 2012 and 2013 and (B) monthly financial statements relating to the Company for March 2013 and each month that ends on a date prior to Closing and (ii) procure a review by the Company’s independent auditors of the Company’s unaudited financial statements as at and for the six months ended February 2012 and 2013 in accordance with the procedures specified by the Auditing Practices Board for use in the United Kingdom for a review of interim financial information as described in International Standard on Review Engagements (UK and Ireland) 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”.

10.                               The Buyer shall indemnify on demand the Target Group Companies and each of them for all reasonable costs, expenses and fees (including reasonable legal costs) that they or any of them have incurred or incur in connection with paragraph 9 above.

11.                               The Warrantors shall, in their capacity as directors or officers or members or employees of the Target Group Companies, use Best Endeavours to obtain the consent of the lessor under that certain lease for the premises located at 814 West Eastman, Chicago, Illinois to the transactions contemplated under this agreement, and shall notify Buyer of any developments related thereto as soon as reasonably practicable.

12.                               The Warrantors shall, in their capacity as directors or officers or members or employees of the Target Group Companies, use Best Endeavours to procure that the Target Group files the petition referred to in paragraph (b) of the definition of “USCIS E-2 Employee Transfer Petitions” as promptly as possible after USCIS approves the petition referred to in paragraph (a) of such definition.

13.                               The provisions of clauses 2.3 (except for clauses 2.3(A) and 2.3(B)), 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 and 2.14 shall apply, mutatis mutandis, to the USCIS E-2 Employee Transfer Petitions.

SCHEDULE 7

WARRANTIES

Part A

Interpretation

1.                                      Except where the context otherwise requires, each Warranty in this Schedule shall apply not only to the Company but also to each of the Subsidiaries as if they had been expressly repeated with regard to that Subsidiary, naming it in place of the Company throughout.

2.                                     In this Schedule (unless clearly inconsistent with the context), references to the “Key Warranties” are to the Warranties in paragraphs 1, 2, 3 and 5 of Part B of this Schedule.

3.                                      Except for the Key Warranties (and even then subject to their terms), each of the Warranties set out in this Schedule is given by the Warrantors subject to their Knowledge at the time of the entry into this Agreement and accordingly the Warrantors shall not in respect of those Warranties be liable in respect of anything of which they do not have such Knowledge at the time of the entry into this Agreement.

4.                                      References to any statutory provisions or laws or regulations or orders or similar requirements of a specific local jurisdiction or any part thereof or to accounting principles applying in a specific local jurisdiction (“applicable local requirements”) shall, in the case of each Target Company incorporated outside such specific local jurisdiction, also include references to any corresponding or the nearest equivalent provisions or requirements or laws or regulations or orders or similar requirements and/or, as appropriate, generally accepted accounting principles applicable in the jurisdiction of its incorporation (“applicable overseas requirements”); and references to any governmental or administrative authority or agency or body shall include reference to the corresponding or nearest equivalent governmental or administrative authority or agency or body in the jurisdiction concerned.

5.                                      Where a Warranty or other provision of this Agreement makes reference to any notices, orders, directions, requirements, or facts, matters or circumstances relevant to any applicable local requirements, such warranty or other provision, as appropriate, shall be construed, in the case where any jurisdiction outside the relevant local jurisdiction may be of relevance, as including, so far as possible, the corresponding or nearest equivalent notices, orders, directions, requirements, facts, matters or circumstances relevant to any equivalent or corresponding applicable overseas requirements.

6.                                      References in this Schedule 7 to Encumbrances or Liens do not include “Permitted Liens” which for these purposes shall be Encumbrances or Liens (i) granted over a rent deposit for a Property, (ii) which are liens or retention of title provisions arising in the ordinary course of business and securing amounts not overdue for payment or being contested in good faith, (iii) insofar as affecting any shares in a Target Group Company which are constituted by its articles of association or (in the case of the Company) by the Subscription Agreement, (iv) Liens disclosed in the Financial Statements or notes thereto or securing liabilities reflected in the Financial Statements or notes thereto, (v) Liens for tax, assessments and similar charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (vi) Liens arising out of deferred purchase price agreements, conditional sales contracts and/or arrangements, equipment leases and/or any arrangements having similar effect with third parties entered into in the ordinary course of business consistent with past practice, (vii) Liens arising by operation of Law or (viii) any netting, set-off or similar arrangement entered into by the Target Company in the ordinary course of its respective banking arrangements for the purpose of netting debit and credit balances.

Part B

General Warranties

1.                                      Preliminary

The information set out in Schedules 2 and 3 is true, accurate and complete in all material respects.

2.                                      Share capital and constitution of the Target Group Companies; No conflicts

2.1                               Each Target Group Company validly exists under the laws of the country in which it is incorporated or established and has all requisite corporate powers to own property and carry on its business as presently conducted.

2.2                               The Shares comprise all the shares in issue in the capital of the Company and the issued shares (or other equity interests) of the Subsidiaries are held and owned as stated in Schedule 3 free from Encumbrances and all of the Shares and such shares (or other equity interests) are fully paid or credited as fully paid.

2.3                               Except as provided in the Subscription Agreement, which will be terminated at the Closing, or in its Organizational Documents or as regards the Shares, as to which the Title Warranties shall apply:

(A)                               there is no option, right of pre-emption, right or obligation to acquire, redeem or convert or Encumbrance on, over or affecting the share capital (whether issued or unissued and whether or not authorised capital) or other equity interests of any Target Group Company; and

(B)                               neither the Warrantors nor any Target Group Company has agreed to give or create any of the foregoing; and

(C)                               to the Knowledge of the Warrantors, no Person has claimed to be entitled to any of the foregoing.

2.4                               The Company is under no outstanding obligation to redeem or buy-back any shares in issue or other equity interests in the capital of the Company.

3.                                      Subsidiaries

3.1                               The Company is not the holder or beneficial owner of any shares or securities of any other Person (whether incorporated in the United Kingdom or elsewhere) other than as set out in Schedule 3 and has not agreed to acquire any such shares or securities.

3.2                              None of the Target Group Companies has any branch or permanent establishment outside its country of incorporation.

4.                                      Governing Agreements

4.1                               The copies of the Organisational Documents of the Target Group Companies contained in the Disclosure Documents are up to date, true, accurate and complete in all respects and copies of all the resolutions and agreements required to be annexed to or incorporated in those documents by Law are annexed or incorporated.

4.2                               Except for the Subscription Agreement and its Organisational Documents, there are no shareholder agreements, voting agreements or similar arrangements or understandings to which any Target Group Company is a party or by which it is bound relating to the voting or registration of any shares or equity interests in the capital of a Target Group Company.

4.3                               The execution and delivery of this Agreement and the other Transaction Documents and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, (i) the Organizational Documents of any Target Group Company, (ii) any agreement or instrument to which any Target Group Company is a party or by which it is bound, or (iii) any Law that applies to or binds any Target Group Company or any of its property.

5.                                      Financial Statements

5.1                               The Last Audited Financial Statements:

(A)                               were prepared in accordance with GAAP as at the date of their preparation, and all applicable Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issue Task Force Abstracts published by the Accounting Standards Board or Accounting Standards Committee and not superseded and all applicable statements of Recommended Practice published by bodies recognised by the Accounting Standards Board;

(B)                               have been prepared on bases and policies consistent (except as specifically disclosed therein) with those used in preparing the audited accounts of the Company for the year ended August 26, 2011; and

(C)                               give a true and fair view of the state of affairs and assets and liabilities of the Company and its then subsidiary undertakings at the Last Audited Financial Statements Date and of its profit or loss for the period to which they relate/were prepared.

5.2                               Having regard to the purpose for which they have been prepared and that they are not prepared on a statutory or to an audit standard, the Management Accounts have been prepared on bases and policies consistent with those employed in preparing the Last Audited Financial Statements and fairly represent the assets and liabilities and profit and loss of the Company and the Subsidiaries as at and to the dates (including the Locked Box Date and the Management Accounts Date) to which they have been prepared.

6.                                     Business since the Locked Box Date; Leakage

6.1                               Since the Locked Box Date:

(A)                               the Company has carried on its business in the ordinary and usual course of such business;

(B)                               no event or circumstance has occurred that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

(C)                               no Target Group Company has acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities) otherwise than in the ordinary course of its business, and no Target Group Company has incurred any material actual or contingent liability;

(D)                               no Target Group Company has entered into, or agreed to enter into, any commitment involving capital expenditure exceeding £250,000 in aggregate;

(E)                                no share or loan capital has been issued or agreed to be issued by any Target Group Company and no loan or loan capital or share capital of any Target Group Company has been repaid in whole or part or has become liable to be repaid;

(F)                                 no Target Group Company has entered into, or offered to enter into, any settlement or compromise with respect to any material legal or arbitration proceedings;

(G)                               no Target Group Company has acquired or agreed to acquire an equity interest in or a substantial portion of the assets of any company, partnership, association or other business organisation or division thereof;

(H)                              no Target Group has received written notice of any material legal or arbitration proceedings being filed against it; and

(I)                                   no resolution of the Company’s members has been passed and no dividend or other distribution has been declared, made or paid by the Company.

6.2                               Since the Locked Box Date (i) no order has been made or petition presented or resolution passed for the appointment of an administrator or receiver or liquidator in relation to the Company, or for its winding up and (ii) nor has any material distress, execution or other process been levied against the Company which is still outstanding.

6.3                               There has been no Leakage from any Target Group Company at any time from the Locked Box Date to the date of this Agreement, other than Permitted Leakage.

7.                                      School Enrolments

7.1                               The enrolment figures set forth in document 3.5.1 of the Data Room Documents have been obtained from the Company’s books and records and as at the date of this Agreement are accurate in all material respects.

8.                                      Assets

8.1                               Each of the Target Group Companies is the legal and beneficial owner of all of the assets included in the Management Accounts (including the Locked Box Accounts), except for those disposed of since the Management Accounts Date in the ordinary course of business and any assets acquired since the Management Accounts Date.

8.2                               Each of the Target Group Companies is the legal and beneficial owner of, or has the legal right to use or is in possession of, all material assets necessary for it to continue to operate its business consistent with its past practice over the twelve months prior to the date of this Agreement, and none of the Target Group Companies has created, agreed to create, or permitted to exist any material Encumbrance over any part of its undertaking or assets.

8.3                               Since the Locked Box Date, no material asset used by a Target Group Company in the course of its business and hired, leased or rented by or obtained on hire purchase by any Target Group Company has been or is liable to be retaken into possession by the owner thereof.

9.                                      Indebtedness

9.1                               The Disclosure Documents include true and complete copies (including any exhibits, schedules, amendments and waivers) of all subsisting loans, credit or debt financing agreements of the Target Group (other than any loans to other wholly-owned Target Group Companies and excluding operating leases or hire purchase contracts entered into in the ordinary course of business) to the extent evidencing Indebtedness exceeding £250,000 in aggregate.

9.2                               There is no Indebtedness of any Target Company exceeding £100,000 which is overdue for payment or discharge.

9.3                               No event has occurred which has resulted or could result in any present Indebtedness of any Target Company becoming due or capable of being declared due and payable prior to its date of maturity.

9.4                               Except for the Ares Facility, the transactions contemplated by this Agreement will not result in any Indebtedness of any Target Company becoming due, or capable of being declared due and payable, prior to its stated maturity.

9.5                               No Target Company is bound by any guarantee or indemnity or suretyship or similar commitment in respect of any Indebtedness of a third party (except another wholly-owned Subsidiary of the Company).

9.6                               Save as Disclosed, no investment or other grants or allowance and or loans or financial aid of any kind has been applied for or received or is receivable by any Target Company from any Governmental Authority and nothing has been done or agreed as a result of which any such grant, allowance, loan or financial aid which has been Disclosed is or may be liable to be refused, refunded or clawed back in whole or in part.

10.                               The Properties

10.1                        The information set out in Schedule 4 is true, accurate and complete in all respects (except with respect to any changes in rent, pursuant to the terms of the relevant lease, after the date of this Agreement) and the Properties comprise all of the premises and land owned, occupied or otherwise used in connection with the businesses of the Company or in which the Company has an interest.

10.2                        A Target Group Company has good and marketable title (as such terms are interpreted under the applicable Law in the territory in which the Property is located) to the Property listed in Schedule 4 as being held in fee simple, free and clear of all Encumbrances except for Disclosed Encumbrances.

10.3                        The Company has no material continuing liability in respect of any real property other than the Properties.

10.4                        There are no material outstanding actions, disputes, claims or demands between the Company and any third party in relation to any of the Properties.

10.5                        In relation to each Property:

(A)                               as at the date of this Agreement true and complete copies of the current leases (including any exhibits, schedules, amendments, waivers and related guarantees with respect thereto) for each of the Properties are included in the Disclosure Documents;

(B)                               each such lease is in full force and effect and valid and binding in accordance with its terms and neither the relevant Target Group Company nor any counterparty to that lease is in material breach of or material default under any provisions of that lease;

(C)                               all principal rent, additional rent and other amounts of any nature payable by the Company under the terms of its lease of each Property have been paid when due and the Company is otherwise in compliance with its obligations under that lease;

(D)                               no material rent reviews are currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts; and

(E)                                other than with respect to the lease for the premises located at 814 West Eastman, Chicago, Illinois, the terms of the relevant lease do not require any Target Group Company to obtain the consent of the landlord prior to a change of control of the Company.

10.6                        The current use of the Properties by the Company does not breach in any material respect the terms of the lease thereof or any applicable Law.

10.7                        No Target Group Company has received any notice or order affecting any of the Properties from any Governmental Authority or any third party.

11.                               Environmental/Health and Safety

11.1                        In this Agreement:

(A)                               “Environment” means air (including air within buildings and natural or manmade structures above or below ground), water, soil and land (and any other meaning given to it under any Environmental Law); and

(B)                               “Environmental Laws” means all applicable laws (including common law) relating to pollution or protection of the Environment or human health and safety, including laws relating to emissions, seepages, spillages, discharges, escapes, releases or threatened escapes or releases of pollutants, contaminants, chemicals or toxic or hazardous substances, wastes, materials or noise into the Environment or otherwise relating to the manufacture, processing, distribution, use, keeping, treatment, disposal, deposit, storage, transport or handling of the same.

11.2                        Each Target Group Company is in compliance with all Environmental Laws in all material respects and there are no facts, matters or circumstances which will, or would reasonably be expected to, lead to any material breach of or material liability under any Environmental Laws.

11.3                        No Target Group Company has received any written complaint or notice alleging or specifying any material breach of or liability under any Environmental Laws.

11.4                        Each Target Group Company has received and complied in all material respects with any Permit issued pursuant to any Environmental Law necessary to conduct its business as presently carried on.

12.                               Material Contracts

12.1                        The Disclosure Documents list all contracts of the kind described in this paragraph which have been entered into by the Company (“Material Contracts”) as at the date of this Agreement:

(A)                               any contracts entered into by the Company (other than contracts relating to the Properties and employment contracts) which individually involve or are likely to involve payment to or by the Company exceeding £250,000 or which cannot be terminated by the Company on less than twelve months’ notice without obligation to pay compensation;

(B)                               any contract entered into by the Company which contains a right for the counterparty to such contract to terminate such contract as a result of any change of control of the Company;

(C)                               any contract which is not on arm’s length terms;

(D)                               any contract which restricts the freedom of the Company to carry on the whole or any material part of its business in any part of the world in such manner as it thinks fit;

(E)                                all material joint venture or partnership agreements (other than collaboration, information sharing, supply or distribution agreements entered into in the ordinary course of business); and

(F)                                 all contracts regarding any capital expenditures involving the payment by the Company of more than £80,000 annually or £150,000 in aggregate remaining to be paid after the Locked Box Date.

12.2                        True and accurate copies of each Material Contract (including any exhibits, schedules, amendments and waivers with respect thereto) are included in the Disclosure Documents.

12.3                        Each of the Material Contracts is in full force and effect and valid and binding in accordance with its terms and neither the relevant Target Group Company nor any counterparty to that Material Contract is in material breach of or default under any provisions of that Material Contract.

13.                              Intellectual Property Rights

13.1                        The Disclosure Letter lists all registered Intellectual Property Rights including all current applications made by the Target Group Companies for registration of Intellectual Property Rights (“Company Intellectual Property Rights”). The Company is the legal and/or beneficial owner of the Company Intellectual Property Rights.

13.2                        The Warrantors consider that the Target Group possesses adequate licences, consents or other permissions to use all material Intellectual Property Rights owned by third parties and used by the Target Group (“Third Party Intellectual Property Rights”).

13.3                        No Target Group Company has in the twelve months prior to the date of this Agreement received any written notification of any material claims against it or another Target Group Company challenging title to or the use of the Company Intellectual Property Rights or claiming any material right or interest therein.

13.4                        Within the twelve months prior to the date of this Agreement there has been no material infringement or threatened material infringement of any of the Company Intellectual Property Rights by any third party.

13.5                        Within the twelve months prior to the date of this Agreement, the Target Group Companies have not received any written notice claiming that the operation of any Target Group Company’s business infringes in any material respect any Intellectual Property Rights owned by a third party.

13.6                        Save for those entered into in the ordinary course of business and save pursuant to contracts which are not material, there are no licences under which any Target Group Company has granted or any third party has acquired any right, title or interest in the Company Intellectual Property Rights.

13.7                        Except as could not reasonably be expected to be material, the Target Group does not require any Intellectual Property Rights other than the Company Intellectual Property Rights, the Company’s existing know-how and confidential information and the Third Party Intellectual Property Rights for the operation of the Target Group Companies’ respective businesses as they are carried on at the date of this Agreement.

14.                               Compliance and Litigation

14.1                        The Company has conducted, and is conducting, its business in all material respects in accordance with all applicable Laws of the United Kingdom and any relevant foreign country.

14.2                        There is no order, decree or judgment of any Court or any Governmental Authority of the United Kingdom or any relevant foreign country outstanding against the Company.

14.3                       All material necessary Permits have been obtained by the Company to enable the Company to carry on its business in the places and in the manner in which such business is now carried on, all such Permits are valid and subsisting, and in the twelve months ended on the date of this Agreement the Company has not received any written notice to the effect such Permits have not been complied with by the Company in any material respect.

14.4                        No Group Company is engaged in any material Proceeding and there are no material Proceedings pending or threatened by or against any Group Company.

15.                               Employees

15.1                        Summary particulars as at the date of this Agreement of the material terms of the contracts of service of each employee of the Target Group who is (i) entitled to a basic salary in excess of £75,000 per annum or (ii) is a Headteacher or an officer of any member of the Target Group ((i) and (ii), “Key Employees”) are included in the Disclosure Letter and at the date of this Agreement none of such employees has given or been given his notice.

15.2                        True and correct copies of the employment contract for each of the Key Employees are included in the Disclosure Documents.

15.3                        No amounts due to, or in respect of, any employee or former employee are in arrears or unpaid and there are no amounts that have accrued but are not yet due to be paid.

15.4                        In the three years prior to the date of this Agreement no Group Company has been party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006 or similar local legislation applicable to any employee, and no employee has become an employee as a consequence of a transfer pursuant to any such legislation.

15.5                        No employee or former employee has transferred to the Company or any other Target Group Company from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied and that employee or former employee was:

(A)                               a member of an occupational pension scheme; or

(B)                               a member of a scheme providing an interest in or option over shares where that scheme has not been materially replicated by the Company or the other Target Group Company.

15.6                        No trade union is recognised by the Company for any purpose whatsoever.

15.7                        The Company is in compliance in all material respects with its statutory and contractual obligations to its current employees.

15.8                       Particulars of all employment policies (whether written or otherwise) and staff handbooks pertaining to the employees of the Target Group have been disclosed in full in the Disclosure Documents.

15.9                        Except as set forth in Section 15.9 of the Disclosure Letter, no contractual or gratuitous payment (including in the form of a “golden parachute”) or benefit has been made or will become due to be made to any employee of the Target Group in connection with the transactions contemplated by this Agreement.

15.10                 There is no existing or pending Proceeding between any Target Group Company and an employee or former employee of a Target Group Company that would reasonably be expected to have a Material Adverse Effect.

15.11                 Each employee of the Target Group can be dismissed by giving three months’ notice or less without the dismissal giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

16.                               Employee plans

16.1                        Save for the schemes that have been Disclosed (together, “the Schemes”) the Company is not a party to and does not contribute to any legally enforceable scheme for the provision of any pension, retirement, medical benefit or death benefits for any employee or former employee or for the widow, widower, child or dependant of any employee or former employee of the Company.

16.2                        Copies of the material documents governing the Schemes are included in the Disclosure Documents.

16.3                        The Company has paid all contributions, premiums or amounts due and payable from it to the Schemes.

16.4                        The Company is in compliance in all material respects with its obligations under and/or under the laws relating to the Schemes.

17.                               Pensions

17.1                        No member of the Target Group is or has at any time been the employer or connected or associated with the employer (as those terms are used in the Pensions Act 2004) of a UK defined benefit pension plan, superannuation or other retirement benefits plan in respect of which benefits are calculated by reference to age, salary or length of service.

18.                               Employee Benefit Trust

18.1                        The EBT will, as at Closing, have received sufficient funds to meet:

(A)                               all of its respective liabilities due at Closing and after Closing as a result of anything done or effected on or before Closing;

(B)                               any liability (including any liability to pay Tax) in respect of the events contemplated in the 10 April 2013 Grant Thornton Step Plan in Agreed Form.

18.2                        No Group Company has any obligation to or is indebted to either the EBT or its Trustee.

18.3                        All Tax and National Insurance contributions charges (or other similar liabilities arising in any other jurisdiction) that are triggered by operation of the EBT or any actions taken by the Trustee of the EBT, including under Part 7A of Income Tax (Earnings and Pensions) Act 2003 have been met and have been paid.

18.4                        The Company has been advised by Grant Thornton that the price per share at which the C Shares (described as “Flowering Shares” in the 10 April 2013 Grant Thornton Step Plan in Agreed Form) have been purchased by Martin Skelton, Steven Brown and Paul Brett is equal to a reasonable estimate of the unrestricted market value of each C Share/”Flowering Share”.

18.5                        Immediately following Closing the EBT will have no outstanding assets and liabilities.

19.                               Insurance

19.1                        Copies of all insurance policies maintained by the Company as at the date of this Agreement relating to the assets and business and liabilities of the Company are contained in the Disclosure Documents. All such policies are in full force and effect, and nothing has been done or omitted to be done by any Target Group Company which would reasonably be expected to make any policy of insurance void or voidable.

19.2                        All premiums due in relation to the insurances maintained by or on behalf of the Company have been fully paid to date.

19.3                        There are no material outstanding claims under, or in respect of the validity of, any of those insurance policies maintained by the Company and there are no circumstances likely to give rise to any material claim under any of those policies.

20.                               Anti-Corruption

20.1                        In this paragraph 20, “Associated Person” means in relation to a company, a person (including an employee, agent, consultant, director or subsidiary) who performs or has performed services for or on that company’s behalf and (in relation to a Target Company) includes each Seller and its or his Associated Persons.

20.2                        No Target Company is engaging in, or has at any time engaged in, any activity, practice or conduct which constitutes or gives rise to any material offence under the Bribery Act 2010 and/or the US Foreign Corrupt Practices Act and/or other applicable similar legislation.

20.3                        No Target Company is the subject of any investigation, inquiry or enforcement proceedings by any governmental or regulatory body regarding any offence or alleged offence under the Bribery Act 2010 or other applicable bribery laws, including the US Foreign Corrupt Practices Act.

20.4                        No Target Group Company is currently subject to any US sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

20.5                        The operations of the Target Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the US Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”).

20.6                        No Proceeding by or before any Governmental Authority involving a Target Group Company with respect to the Money Laundering Laws is pending or threatened.

21.                               Related Party Transactions

21.1                        Except for the Loan Notes, there is no outstanding indebtedness or other liability (actual or contingent) between a Target Group Company and any Seller Related Party.

21.2                        Except as set forth in Section 21.2 of the Disclosure Letter, there is no outstanding contract, commitment or arrangement between a Target Group Company and any Seller Related Party (any such contract, commitment or arrangement, a “Related Party Agreement”).

22.                               Brokers

22.1                        Except for Lincoln International LLP, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Sellers.

23.                               Insolvency

23.1                        No Target Group Company:

(A)                               is insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other insolvency legislation applicable to the company concerned; or

(B)                               has stopped paying its debts as they fall due.

23.2                        No step has been taken to initiate any process by or under which:

(A)                               the ability of the creditors of any Target Group Company to take any action to enforce their debts is suspended, restricted or prevented;

(B)                               some or all of the creditors of any Target Group Company accept, by agreement or in pursuance of a court order, an amount less than the respective sums owing to them in satisfaction of those sums with a view to preventing the dissolution of such entity;

(C)                               a person is appointed to manage the affairs, business and assets of any member of any Target Group Company on behalf of its creditors; or

(D)                               the holder of an Encumbrance over the assets of any Target Group Company is appointed to control its business and assets.

23.3                        In relation to each of the Target Group Companies:

(A)                               no administrator has been appointed;

(B)                               no documents have been filed with the court for the appointment of an administrator; and

(C)                               no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder.

23.4                        No process has been initiated which could lead to any Target Group Company being dissolved and its assets being distributed among the relevant company’s creditors, shareholders or other contributors.

23.5                        No floating charge created by any Target Group Company has crystallised and, so far as the Warrantor is aware, there are no circumstances likely to cause such a floating charge to crystallise.

23.6                        No distress, execution or other process has been levied on an asset of any Target Group Company.

Part C

Tax Warranties

1.                                      Tax

1.1                               The Last Audited Financial Statements reserve or provide in accordance with generally accepted accounting principles for all tax imposed, charged, assessed, levied or payable under tax Law for which the Company was at the Last Audited Accounts Date liable.

1.2                              In the last six years, all tax returns claims, reports and computations that are required to be filed on or before the date hereof by or on behalf of the Company have been filed within applicable statutory time limits and such tax returns are true and correct in all material respects.

1.3                               In the last six years, all material taxation due and payable by or on behalf of the Company (including withholdings and deductions relating to taxation as are required by law) on or before the date hereof has been paid and each Company has complied in all material respects with (i) maintaining all records relating to tax that it is required to maintain for the purposes of any tax Law, (ii) proper operation of the UK PAYE system, and (iii) VAT or similar tax registration requirements.

1.4                               The Company has sufficient records to enable it to compute its liability to taxation or Reliefs that would arise upon a disposal or realisation of each asset owned by the Company at Closing, where such tax liability or Relief is material.

1.5                               The Company is not at the date hereof involved in or subject to any material non-routine audit, investigation, dispute or litigation involving any tax authority (other than a routine investigation in the ordinary course of tax compliance).

1.6                               The Company is not under any material liability to taxation, contingent or otherwise, in respect of any other company (except a Target Company) which is not now but has at any time been a member of the same group or consortium as the Company or an Affiliate of the Company for taxation purposes or in respect of any transaction effected with or asset or benefit received from or given by the Company to any such other company.

1.7                               No event has occurred in consequence of which the Company is or, so far as the Warrantors are aware, will be held liable for tax or may otherwise be held liable to indemnify any person in respect of any material tax, in each case which is primarily or directly chargeable against or attributable to any person other than a Target Company.

1.8                               The Company is not bound by or party to any tax indemnity, tax sharing or tax allocation agreement in respect of which claims against the Company would not be time barred.

1.9                               All documents which affect the title or interest of the Company to any material assets owned by it at Closing have, where so required, been duly stamped within the requisite period for stamping.  No such document which is outside the United Kingdom would attract stamp duty or similar tax if it were brought into the United Kingdom.

1.10                        The Company has been resident for tax purposes solely in the country of its incorporation and has not been resident anywhere else at any time since its incorporation and will be so resident on Closing. References to residence in this paragraph shall be construed as references to residence as determined by the local law of the jurisdiction or jurisdictions concerned and not by reference to the provisions of any relevant double taxation treaty or convention.

1.11                        Since the Last Audited Financial Statements Date no material loan or advance has been made or waived or material debt incurred or assigned whether by or to the Company or any other person as a result of which Chapter 3 of Part 10 CTA has applied to the Company and there is no agreement or arrangement for such loan advance or debt to be made, waived, incurred or assigned and no such loan or debt will be outstanding at Closing.

1.12                        Since the Last Audited Financial Statements Date and except in circumstances where an election was duly made for the purposes of section 431 Income Tax (Earnings and Pensions) Act 2003, the Company has not granted any right over, or in respect of, any shares of the Company or been party to any arrangement whatsoever in connection with the grant of any such right to, or in relation to, any employee or officer or former employee or officer of a Target Group Company or to, or in relation to, any person connected or related to any such employee or officer (other than any which individually or in aggregate could not reasonably be expected to give rise to a material tax liability).

1.13                        In the last six years, no Target Company has taken part in any arrangements in respect of which any disclosure has been made or was required to be made or in respect of which any information was provided or was required to be provided in compliance with Part 7 of the Finance Act 2004 (disclosure of tax avoidance schemes) or any equivalent tax Law in any other jurisdiction.

1.14                        Neither the execution nor completion of this Agreement, nor any other event since the Locked Box Date, will result in any asset being deemed to have been disposed of or re-acquired by any Target Company for tax purposes.

1.15                        The Company has not entered into any material transaction with another person in the last six years otherwise on arm’s length terms.

1.16                        The Company has not (i) made any transfer of value within sections 94 and 202 of the IHTA, (ii) received any value such that liability might arise under section 199 of the IHTA, or (iii) been a party to associated operations in relation to a transfer of value as defined by section 268 of the IHTA.

1.17                        There is no unsatisfied liability to inheritance tax attached to, or attributable to, the Shares or any asset of the Company and none of them are subject to any Inland Revenue charge as mentioned in section 237 and 238 of the IHTA.  No material asset owned by the Company, nor the Shares, are liable to be subject to any sale, mortgage or charge by virtue of section 212(1) of the IHTA.

1.18                        Since the Locked Box Date the Company has not incurred any material taxation liability outside the ordinary course of its business as carried on at the Locked Box Date.

SCHEDULE 8

Limitations on Liability

1.                                      The provisions of this Schedule shall apply to limit liability under Relevant Claims but do not apply to limit liability under claims for breach of a Title Warranty.

2.                                      The time limits for the making of Relevant Claims shall be as follows:

(A)                               subject always to paragraph 2(B) below, no Relevant Claim may be made unless written notice detailing a specific breach of Warranty and containing reasonable details of the nature of the claim and amount thereof as far as the same is known to the Buyer (including the Buyer’s calculation of the estimated Loss thereby alleged to have been suffered, as far as the same is known to the Buyer) shall have been given by the Buyer to the Management Sellers’ Representative as soon as reasonably practicable after the Buyer first becomes aware of the matter or circumstances giving rise thereto (it being agreed that a failure to so notify the Management Sellers’ Representative shall not relieve the Warrantors of their obligations hereunder except to the extent such failure shall have materially harmed the Warrantors) and in any event before 31 December 2014, or, in the case of any Relevant Claim in respect of a breach of a Tax Warranty or a warranty relating to Tax in paragraph 18 of Part B of Schedule 7, the expiry of 42 months after the Closing Date; and

(B)                               any Relevant Claim which is validly made within the required period aforesaid shall (unless previously settled or withdrawn) be deemed to have been waived or withdrawn in the event that legal proceedings in respect thereof are not issued and served on the Management Sellers’ Representative within nine months of written notice of the Relevant Claim first being given as aforesaid.

3.                                      No Relevant Claim may be made and the Warrantors shall not be liable under any Relevant Claim unless:

(A)                               the amount of the liability actually payable under the individual claim concerned exceeds £75,000; and

(B)                               the amount actually payable under such claim and all other claims under the Warranties (each being in excess of £75,000) exceeds £1,250,000 in aggregate in which case (subject to the other provisions of this Schedule) the Warrantors shall be liable for the full amount thereof and not only the excess.

4.                                      Subject to paragraph 5, the maximum aggregate liability of a Warrantor under and in respect of all Relevant Claims shall not exceed the amount specified alongside his name in Schedule 1 as his Liability Cap. For the purpose of these limits, the liability of the Warrantors shall be deemed to include the amount of all reasonable and properly documented costs, expenses and other liabilities (together with any recoverable VAT thereon) payable to third parties by those Warrantors in connection with the satisfaction, settlement or determination of any such claim.

5.                                      The liability of each Warrantor under or in respect of the Warranties and any other Relevant Claim is several only and shall be limited to his Liability Proportion (as specified below) of the amount due, subject always to the limit on the individual aggregate liability of that Warrantor provided above. For these purposes the Liability Proportion of a Warrantor is that specified alongside his name in Schedule 1.

6.                                      None of the Warrantors shall be liable for any Relevant Claim unless the same Relevant Claim has been brought against and pursued in the same manner against all of the Warrantors.

7.                                      If the Buyer withdraws a Warranty Claim against any of the Warrantors, the Buyer shall also withdraw that claim against each of the other Warrantors. If the Buyer settles a Warranty Claim against a Warrantor, the Buyer shall offer to the other Warrantors settlement terms which are, so far as practicable, the same (having regard to the percentage of each claim to be borne by, and the aggregate liability of, such Warrantors) as those agreed with that Warrantor with whom the Buyer has settled.

8.                                      Subject to clause 7.9, if Closing shall not take place no Warrantor shall (absent his own fraud or fraudulent misrepresentation) be liable to make any payment or other settlement in respect of the Warranties or any other Relevant Claim or clause 5.

9.                                      Where it is necessary to determine whether a monetary limit or threshold set out in this Schedule has been reached or exceeded (as the case may be), the value of the Relevant Claim or any of the Relevant Claims shall not include any liability in respect of the costs and expenses incurred in association with that Relevant Claim or Relevant Claims.

10.                               The only Warranties given:

(A)                               in respect of the Financial Statements are those contained in paragraph 5 of Part B of Schedule 7 and none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a warranty in respect of the Financial Statements and the Buyer acknowledges and agrees that the Warrantors make no other representation or warranty as to the Financial Statements;

(B)                               in respect of the Properties are those contained in paragraphs 8, 10 and 14 of Part B of Schedule 7 and none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a warranty in respect of the Properties or any of them and the Buyer acknowledges and agrees that the Warrantors make no other representation or warranty as to the Properties or any of them;

(C)                               in respect of environmental and/or health matters are those contained in paragraph 11 of Part B of Schedule 7 and none of the Warranties shall or shall be deemed to be, whether directly or indirectly, a warranty in respect of such matters and the Buyer acknowledges and agrees that the Warrantors make no other representation or warranty as regards such matters;

(D)                               in respect of intellectual property matters are those contained in paragraph 13 of Part B of Schedule 7 and none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a warranty in respect of such matters and the Buyer acknowledges and agrees that the Warrantors make no other representation or warranty as regards such matters;

(E)                                in respect of employment and employee plan related matters are respectively contained in paragraphs 6, 14, 15, 16, 17 and 18 of Part B of Schedule 7 and none of the other Warranties shall be deemed to be whether, directly or indirectly, a warranty in respect of employment or employee plan matters, as appropriate, and the Buyer acknowledges and agrees that the Warrantors make no other representation or warranty as to employment or pension matter respectively; and

(F)                                 in respect of tax or tax matters are the Tax Warranties and the warranties in paragraph 18 of Part B of Schedule 7 and none of the other Warranties shall or shall be deemed to be whether, directly or indirectly, a warranty in respect of tax or tax matters and the

Buyer acknowledges and agrees that the Warrantors make no other representations or warranty as to tax or tax matters.

11.                               No Relevant Claim may be made if it would not have arisen but for some voluntary act, omission, transaction or arrangement of or carried out by a Target Group Company after Closing (other than (i) pursuant to a legally binding commitment binding on any Target Group Company created on or before Closing, (ii) if required by Law, (iii) at the request of any Tax Authority or (iv) at the written request or with the written consent of any Seller or (v) in the ordinary course of business of any Target Group Company as carried on at Closing) by or on behalf of all or any of the Target Group Company and/or any of the members of the Buyer’s Group and their respective successors in title provided that the relevant Person knew that the Relevant Claim would arise as a result of the voluntary act and that an alternative course of action was available at no additional material cost to the relevant member of the Target Group Company.

12.                               No Relevant Claim may be made to the extent that the claim arises or is increased as a result of all or any of:

(A)                               an increase in rates of taxation after the date hereof;

(B)                               any legislation or governmental regulation or any administrative or judicial decision or other Law not in force at the date hereof or any change after the date hereof in any official interpretation of the Law or applicable regulation;

(C)                               the withdrawal or alteration after the date hereof of any extra statutory concession made by any Tax Authority and presently in operation;

(D)                               the failure or omission on the part of any Target Group Company to make any claim, action, surrender or disclaimer or to give any notice or consent to do any other thing the making or giving or doing of which was specifically disclosed in the Last Audited Financial Statements or Management Accounts as having been taken into account in computing the provision or reserve for taxation in the Last Audited Financial Statements or Management Accounts;

(E)                                any act or omission before 4 April 2008; or

(F)                                 the BSARS Restructuring.

13.                               No Relevant Claim may be made:

(A)                               if it is in respect of (i) a tax liability to the extent specifically covered by any Tax Deduction or (ii) a liability to the extent that a specific line item deduction has been made for it in the Price Calculation Schedule (provided that if payment of any liability in respect of which such deduction has been made gives rise to another liability for which a Relevant Claim may be made by the Buyer, the ability to make that Relevant Claim shall not be restricted by this sub-paragraph (ii));

(B)                               if and to the extent it would not have arisen but for any change in the accounting reference date of a Target Group Company from 31 August and/or because the accounting methods used (including the treatment of any assets or liabilities or of the taxation attributable to any timing differences) in future accounts of any Target Group Company are different from those used in preparing the Last Audited Financial Statements;

(C)                               to the extent that in the case of any Target Group Company to which it relates, the matters or circumstances or other events giving rise to the same arose wholly or mainly before the date of the acquisition of that company by the Target Group; or

(D)                               to the extent that the matters or other events giving rise to the same arose were done or omitted to be done by or on the written instructions or with the written consent of any member of the Buyer’s Group or any officer thereof or pursuant to a Transaction Document.

14.                               No Relevant Claim shall be made if the fact, event or circumstance giving rise to the breach or claim or otherwise relevant thereto is Disclosed or:

(A)                               is disclosed in the statutory registers and minute books of the Target Group Company made available for inspection by the Buyer’s Solicitors prior to the date hereof; or

(B)                               was or (whether or not undertaken) would have been be revealed by searches carried out on or before the date which is one Business Day immediately prior to the Closing Date at Companies House or Central Registry of Winding-Up Petitions; or

(C)                               is actually known at the date of this Agreement to the Buyer or any member of the Buyer’s Group (excluding Baring Private Equity Asia and its Affiliates), or any officer of the Buyer or any member of the Buyer’s Group (excluding Baring Private Equity Asia and its Affiliates), Nicholas Macksey, Vanessa Cardonnel and Philippe Lagger.

15.                              No liability shall arise in respect of a Relevant Claim:

(A)                               to the extent that specific and identifiable provision, allowance or reserve is made in the Last Audited Financial Statements or the Locked Box Accounts solely and specifically in respect of the matter to which the liability relates;

(B)                               in respect of the state and condition of any Property and/or plant and equipment or fixtures or similar tangible assets of any Target Group Company and/or in respect of any dilapidations or decorating or repairing liability or obligations of a Target Group Company with respect thereto;

(C)                               to the extent that any Target Group Company receives indemnity against any loss or damage arising out of the breach or claim under the terms of any insurance policy from time to time in force; or

(D)                               if it would not have arisen but for or to the extent the same is increased by reason of a breach by a member of the Buyer’s Group of its obligations under this Agreement or under any other agreement entered into pursuant hereto.

16.                               The following provisions shall apply in respect of any Relevant Amounts as defined below:

16.1                        If any specific provision for tax in the Financial Statements proves to be a material over provision, then the amount of such over provision shall be dealt with in accordance with paragraph 16.3 below.

16.2                        If any liability which has resulted in a payment having been made or becoming due from the Warrantors under a Transaction Document has given or will give rise to a material Relief for any Target Group Company which would not otherwise have arisen, then, and when the liability of any Target Group Company to make an actual payment of or in respect of tax is reduced by reason of that Relief, the Buyer shall promptly notify the Management Sellers’

Representative thereof in writing and the amount by which the liability is so reduced shall be dealt with in accordance with paragraph 16.3 below.

16.3                        Where it is provided under paragraphs 16.1 or 16.2 above that any material amount (the “Relevant Amount”) is to be dealt with in accordance with this paragraph:

(A)                               the Relevant Amount shall first be set off against any payment then due from the Warrantors under any Relevant Claim;

(B)                               to the extent that there is an excess, a refund shall be made to the Warrantors of any previous payment or payments made by the Warrantors under any Relevant Claim and not previously refunded under this paragraph up to the amount of such excess; and

(C)                               to the extent that the excess referred to in paragraph 16.3(A) above is not exhausted under that paragraph, the remainder of that excess shall be carried forward for set off against any future liability of the Warrantors under Relevant Claims.

16.4                        The Buyer will provide such information to each Warrantor up to the date falling six years after the Closing Date as shall be reasonably requested at the Warrantor’s cost to verify whether or not any over-provision or Relief relevant for paragraph 16.1 and/or 16.2 has arisen or (in the case of a Relief) been used.

17.                               If in respect of a Relevant Claim the liability of the Buyer or any Target Group Company is contingent then the Warrantors shall not be liable in respect thereof unless and until such time as the contingent liability ceases to be contingent.  This is without prejudice to the right of the Buyer to give notice of the Relevant Claim to the Management Sellers’ Representative notwithstanding the fact the liability may not have become an actual liability.  For clarity, the limitation periods referred to in paragraph 2 shall only commence on the date such liability becomes actual.

18.                               Nothing in this Agreement or otherwise shall be deemed to relieve the Buyer or any Target Group Company from any common law duty to mitigate any loss or damage incurred by it or them and in any event the Buyer undertakes that it will procure that following Closing insofar as relevant to the Warranties or other obligations of the Warrantors hereunder:

(A)                               each Target Group Company shall take all reasonable steps to perform its obligations owing to and enforce its rights against third parties including promptly to recover any sums relevant thereto;

(B)                               each Target Group Company shall duly and properly perform its obligations set out in or contemplated by this Agreement.

19.                               No Person shall recover any sum or otherwise obtain reimbursement or restitution more than once in respect of the same Loss. For the avoidance of doubt, the Buyer may have more than one Relevant Claim with respect to the same subject matter, provided the Buyer is not claiming more than once for the same Loss.

20.                               If any Relevant Claim involving a claim by a third party (a “Third Party Claim”) is to be made or any matter comes to the notice of the Buyer for which or as a result of which the Warrantors may be liable under the Management Warranties in connection with a Third Party Claim the Buyer shall procure that notice thereof is given to the Management Sellers’ Representative as provided in paragraph 2 above and (subject to paragraph 21 below) that:

(A)                               no member of the Buyer’s Group or (following Closing) Target Group Company shall make any admission of liability, agreement, settlement or compromise or otherwise take any material action in relation thereto without the prior written consent of each Warrantor sought to be made liable in respect thereof (such consent not to be unreasonably withheld or delayed);

(B)                               each member of the Buyer’s Group and (following Closing) Target Group Company will, subject to the Warrantors giving such undertakings as to confidentiality as the Buyer may reasonably require, upon reasonable notice and during normal business hours, give to the Warrantors and their professional advisors, at the sole expense of the Warrantors, access to information and documents in its or their possession or under its or their control relevant to the Third Party Claim (not being any which would otherwise be subject to an express obligation of confidentiality or legal professional privilege) and access to their premises and personnel, in each case as the Warrantors may reasonably request in order to avoid, resist, appeal, compromise, defend, mitigate or otherwise deal with the Third Party Claim or evaluate any suggested settlement or compromise for which consent is sought under paragraph 21; and

(C)                               (subject to the Buyer being entitled to engage its own legal advisers) each member of the Buyer’s Group and (following Closing) Target Group Company will at all times permit the Warrantors to take such action as the Warrantors may from time to time reasonably think appropriate to avoid, resist, appeal, compromise, defend, mitigate or otherwise deal with the Third Party Claim or the liability or matters the subject thereof or potentially giving rise thereto (provided the Warrantors engage reputable counsel reasonably satisfactory to the Buyer and diligently deal with such Third Party Claim), except where, in the reasonable opinion of the Buyer, such action would be materially prejudicial to the business of the Buyer or any member of the Buyer’s Group or (following Closing) Target Group Company, would be misleading or inaccurate in any material respect or would materially affect the future liability to Tax of any member of the Buyer’s Group or (following Closing) Target Group Company.

21.                               Subject as provided below, the rights of the Warrantors under paragraph 20(C) shall only apply to a Third Party Claim if:

(A)                               the Management Sellers’ Representative gives notice to the Buyer in writing of the intention of the Warrantors to exercise their rights within 20 Business Days of the Buyer giving notice of the Third Party Claim; and

(B)                               the Warrantors agree to indemnify the Buyer and each member of the Buyer’s Group (including, following Closing, the Target Group Companies) to the Buyer’s reasonable satisfaction by the Warrantors against all reasonable out of pocket costs and expenses, including those of its legal advisers, incurred in respect of that Third Party Claim.

If the Management Sellers’ Representative does not comply with paragraph 21(A) above and the Warrantors do not comply with paragraph 21(B) above, the Buyer shall be entitled to settle, compromise, or resist any Proceeding against any member of the Buyer’s Group or (following the Closing) Target Group Company out of which that Third Party Claim arises subject, in the case of any settlement or compromise, to the prior written consent of the Management Sellers’ Representative (such consent not to be unreasonably withheld or delayed).

22.                               The Buyer shall not be precluded from bringing any Relevant Claim under this Agreement by reason of any breach of the terms of paragraph 20 or 21.

23.                               Where any member of the Buyer’s Group or any Target Group Company is entitled (whether by right of indemnity, reimbursement or any other means) to recover from some other person (not being the Buyer or any other Target Group Company but including any Tax Authority) any sum in respect of any matter the subject of a Relevant Claim the Buyer shall procure that the person so entitled (but not a Target Group Company until after Closing) shall (subject to being indemnified to its or their reasonable satisfaction against all out of pocket costs and expenses which it or they may reasonably and properly incur thereby) take reasonable steps to enforce such recovery and account to the Warrantors for any amounts they recover, in accordance with paragraph 24 below; provided that the foregoing shall not require any member of the Buyer’s Group or the Target Group Company to commence litigation or incur material expenditure.

24.                               If payment is made by the Warrantors in respect of a Relevant Claim and the Buyer or any Target Group Company or any agent on its or their behalf of any of them subsequently recovers or receives from a third party a sum which is specifically and directly referable to the subject matter of such claim, the Buyer shall promptly after the receipt of such sum (including by way of credit set-off or any repayment supplement for tax purposes and interest) pay to such Warrantors a sum equal to the net amount received (after deducting any reasonable costs and expenses incurred by the recipient(s) in recovering such sum from the third party (to the extent not already reimbursed by the Warrantors) and any taxation liability referable to such receipt) but not in any event exceeding the amount originally paid by such Warrantors in respect of the Relevant Claim.

25.                               In the Interim Period the Sellers shall exercise their rights in relation to the Target Group to ensure that (so far as they reasonably can thereby) each Target Group Company also complies with paragraphs 20(A) to (C) (inclusive) above as if the qualification “following Closing” or “after Closing” is not applicable.

26.                               The provisions of paragraphs 2, 3 and 4 shall not apply in respect of a Relevant Claim if it is the consequence of fraud, wilful misconduct or wilful concealment by any Warrantor.

SCHEDULE 9

Transaction Documents

Deeds of Release

Disclosure Documents

Directors/Secretary resignations

E-2 Visa Clearance Application

No Claims Confirmation

Termination Agreement

SCHEDULE 10

Locked Box Provisions

1.                                      Definitions

In this Schedule and (unless the context clearly does not so permit) Agreement, the following definitions apply:

“Benefit” in the context of Leakage means:

(a)                                 any payment, dividend or distribution or other benefit in money or money’s worth including a waiver or release of an obligation of a Seller Related Party or assumption (or indemnification or guarantee) by any Target Company of any liabilities of a Seller Related Party;

(b)                                 any transaction to the extent effected by any Target Company at an undervalue or overvalue or otherwise made not on arm’s length terms; and

(c)                                  the making or entering into of any agreement or arrangement relating to any of the foregoing matters;

“Collective Leakage” means the following to the extent occurring during the Locked Box Period and not constituting Permitted Leakage:

(a)                                 the payment by any Target Company of (i) Transaction Costs and/or (ii) Exit Payments; and

(b)                                 any Target Company incurring any liability in respect of any PAYE and/or national insurance contributions (employee and employer) or equivalent Tax liability referable to any Exit Payments;

provided that, notwithstanding anything to the contrary in this Schedule 10, the payment by a Target Group Company after Closing of any Transaction Costs or Exit Payments incurred as a result of a commitment entered into on or prior to Closing (other than by or under direction of a member of the Buyer’s Group or any director of a Target Group Company appointed by any member of the Buyer’s Group) shall be deemed to constitute Collective Leakage;

“Collective Leakage Proportions” means the percentages specified alongside the respective names of the Sellers in the column of that title in Schedule 1;

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings;

“Exit Payment” means any payment of bonuses, salary, fees or other sums or benefits (in money or money’s worth) including any related costs and irrecoverable VAT thereon to any present or former employee, director, officer or consultant of any Target Company or other third party in connection with the transactions contemplated by this Agreement and/or any other Transaction Documents and/or resignation and/or termination of engagement on Closing as provided for in this Agreement. If a payment falls within the definition of Exit Payment and the definition of Benefit, it shall be deemed to be a Benefit and not an Exit Payment for purposes of this Schedule 10;

“Individual Leakage” means the following to the extent occurring during the Locked Box Period and not constituting Permitted Leakage:

(a)                                 the provision by any Target Company of any Benefit to, on behalf of, or for the benefit directly or indirectly of any Seller Related Party; and

(b)                                 any Target Company incurring any liability in respect of any PAYE and/or national insurance contributions (employee and employer) or equivalent Tax Liability of a Target Company referable to the provision of any Benefit falling within paragraph (a) of this definition;

“Leakage” means Individual Leakage and Collective Leakage;

“Leakage Indemnity” means an indemnity and undertaking given in paragraph 2 of this Schedule;

“Locked Box Period” means the period from the Locked Box Date ending on Closing;

“Permitted Leakage” means:

(a)                                 payments of salaries, pension contributions, annual performance bonuses not connected with the transactions contemplated by this Agreement or other reimbursements, benefits or expenses due to any employee or officer of a Target Company in the ordinary course of employment under and in accordance with employment contracts previously disclosed in the Data Room Documents;

(b)                                 payments to the Investor Sellers (or as they direct) and any Investor Director of the Company of advisory or monitoring or administration fees or directors’ fees and/or expenses incurred in accordance with the terms of the Articles of Association of the Company, the Subscription Agreement and/or the Conditions of the Loan Notes, at rates not exceeding those specified in the relevant provisions of those documents, and only to the extent such payments are included in the “Sovereign Monitoring Cost Accrual (incl. VAT)” line item in the Price Calculation Schedule;

(c)                                  Disclosed payments of interest and/or principal on the Loan Notes prior to the date of this Agreement, or payments to be made thereon in accordance with clause 6.3(C);

(d)                                 the Transaction Bonuses;

(e)                                  fees, costs and charges of the Regulatory Authority incurred pursuant to clause 2.3(F) of this Agreement and/or paragraph 13 of Schedule 6 as applicable to such clause;

(f)                                   fees and expenses of the Warrantors incurred pursuant to clause 2.14 of this Agreement and/or paragraph 13 of Schedule 6 as applicable to such clause;

(g)                                  any payments or distributions or appropriations made to or by the EBT that are set forth in the 10 April 2013 Grant Thornton Step Plan in Agreed Form or are contemplated by clause 6.3(A)(2) and the grants and exercise of the Share Options;

(h)                                 the fees and costs paid and/or payable (including any VAT payable thereon) by any Target Company detailed in the Fees, Transaction Bonuses and Permitted Leakage Schedule up to the aggregate amount therein mentioned;

(i)                                     any amounts specifically provided for in the Locked Box Accounts;

(j)                                    any amounts to the extent taken into account as a liability in determining the amount of the Consideration and/or expressly stated to be Permitted Leakage as provided in the Price Calculation Schedule;

(k)                                 any PAYE or national insurance contributions of a Target Group Company referable to, or arising in connection with, any of the foregoing;

(l)                                     the releases and waivers given to SCLP II and Sovereign Capital Partners LLP in the Deed of Release referred to in paragraph (b) of the definition of Deeds of Release; and

(m)                             payments by any Target Companies in respect of the exceptional items specified in the tab entitled “Platinum PL” in the Price Calculation Schedule and showing as “exceptional items” in February 2013 and March 2013;

“Related Party” means in relation to a person (for the purposes of this definition, the “relevant person”) each of the following:

(a)                                 any Affiliate of that relevant person;

(b)                                 any of its or its Affiliates’ respective shareholders, partners, members, directors, officers, employees, agents and representatives (acting in their capacity as such) and (in the case of natural persons) immediate family members; and

(c)                                  any associate of that relevant person for the purposes of section 435 of the Insolvency Act 1986 as in force at the date of this Agreement but excluding in the case of any Investor Seller (i) any other Investor Seller or his or its Affiliates or associates and (ii) any Portfolio Companies where for the purposes of this agreement a Portfolio Company is a company or body corporate in which the relationship is purely by virtue of it being a portfolio investment of any fund or funds managed or advised by Sovereign Capital Partners LLP in the ordinary course of its private equity or venture capital trust investment business, provided that the exclusion in (ii) shall only apply in respect of any Benefit given to a Related Party where such Benefit is given pursuant to a transaction carried out on arm’s length terms;

“Seller Related Party” means each Seller and each Related Party of a Seller;

“Transaction Costs” means all costs and expenses and professional and advisory and other fees (and all irrecoverable VAT thereon) paid or payable by any Target Company in connection with the transactions contemplated by this Agreement, including any fees and expenses (and related VAT thereon) payable to the following, to the extent such fees and expenses are not Permitted Leakage: Lincoln International LLP; Wyvern Partners; the Sellers’ Solicitors; Fragomen, Del Rey, Bernsen & Loewy; Greenberg Traurig LLP; Travers Smith LLP; Merrill DataSite; and Grant Thornton, in connection with the transactions contemplated by this Agreement.

2.                                      Leakage Indemnities

2.1                               Each Seller undertakes to the Buyer to pay the Buyer, within five Business Days following written demand by the Buyer clearly itemising the sum due, on a pound-for-pound basis, an amount in cash equal to his Collective Leakage Proportion of the sum of (i) any Collective Leakage paid or incurred, or to be paid or incurred and (ii) and any other reasonable expenses incurred by the Buyer or any Target Company as a direct result of the Buyer enforcing its rights under this paragraph 2.1.

2.2                               Each Seller undertakes to the Buyer to pay the Buyer, within five Business Days following written demand by the Buyer clearly itemising the sum due, on a pound-for-pound basis, an amount in cash equal to the sum of (i) any Individual Leakage received or to be received by that Seller and/or any Related Party of that Seller and (ii) and any other reasonable expenses incurred by the Buyer or any Target Company as a direct result of the Buyer enforcing its rights under this paragraph 2.2.

2.3                               The provisions of this paragraph 2 are subject to paragraph 3 below.

3.                                      Limitations

3.1                               No claim may be made under a Leakage Indemnity unless it is made in writing to the Party concerned before 6 p.m. London time on the 120th day following Closing, detailing the specific Leakage concerned, why the Seller is responsible for it under paragraph 2 above and the amount due in respect of it.

3.2                               Any claim under a Leakage Indemnity which is validly made within the period required in paragraph 3.1 above shall (unless previously settled or withdrawn) be deemed to have been waived or withdrawn in the event that legal proceedings in respect thereof are not issued and served on such Party within nine months of written notice of the claim first being given as aforesaid.

3.3                               No claim may be made under a Leakage Indemnity to the extent that the loss concerned has been recovered by the Buyer or any member of the Buyer’s Group or any Target Company under any other provision of this Agreement or any of the other Transaction Documents.

3.4                               The Buyer shall promptly account to the relevant Sellers to the extent that, after a payment is made by any of the Sellers pursuant to a claim under a Leakage Indemnity, an amount in respect of the same loss (net of any reasonable costs and expenses and any tax liability referable to the recovery) is subsequently recovered by the Buyer or any member of the Buyer’s Group or any Target Company.

AS WITNESS the hands of the duly authorised representatives of the parties on the day and year first above written. EXECUTED and DELIVERED ) for and on behalf of SOVEREIGN CAPITAL ) LIMITED PARTNERSHIP II acting by its ) manager Sovereign Capital Partners LLP ) acting by ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by ANDREW HAYDEN AND HEATHER ) HAYDEN AS TRUSTEES OF THE ) ANDREW HAYDEN DISCRETIONARY ) TRUST in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

Witness signature: ....

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LOI-8079260v5 95

EXECUTED and DELIVERED ) by RYAN ROBSON AND SARAH ) ROBSON AS TRUSTEES OF THE RYAN ) ROBSON DISCRETIONARY TRUST ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by MICHAEL NEEDLEY AND DOROTHY ) TOH AS TRUSTEES OF THE MICHAEL ) NEEDLEY DISCRETIONARY TRUST ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by GILBERT JOHN CHALK and JOHN ) ALAN PUTT AS TRUSTEES OF A TRUST ) OF WHICH JOHN NASH IS A SETTLOR ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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LOI-8079260v5 96

EXECUTED and DELIVERED ) by DAVID MYERS AND ISABEL MYERS ) AS TRUSTEES OF THE DAVID MYERS ) DISCRETIONARY TRUST ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by DOMINIC DALLI AND JOSEPHINE ) DALLI AS TRUSTEES OF THE DOMINIC ) DALLI DISCRETIONARY TRUST ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by KEVIN WHITTLE AND FAITH ) WHITTLE AS TRUSTEES OF THE KEVIN ) WHITTLE DISCRETIONARY TRUST ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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LOI-8079260v5

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EXECUTED and DELIVERED ) by SIMON HITCHCOCK ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by MATTHEW OWEN ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by PAUL EGAN ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

Witness signature: ……………………………………………

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LOI-8079260v5 98

EXECUTED and DELIVERED ) by NEIL COX ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by VICTORIA WHITTARD ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by PHILLIP HINSON ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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LOI-8079260v5

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EXECUTED and DELIVERED ) by GEORGE WILLIAMS ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by JOSE JESUS RODRIGUEZ CESENAS ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by MARK LLEWELLYN WILLIAMS ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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LOI-8079260v5 100

EXECUTED and DELIVERED ) by ROBERT SIMPSON ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by PAUL DAVID BRETT ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by MARTIN JOHN SKELTON ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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LOI-8079260v5 101

EXECUTED and DELIVERED ) by STEVEN DAVID RUSSELL BROWN ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by ANN FERGUSON MCPHEE ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) by JAMES ALEXANDRE ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR

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Name: ...TIMOTHY GARDNER...

Address: ...11F, BUTLER TOWERS

...JARDINE'S LOOKOUT, HONG KONG

Occupation: ...LAWYER...

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Name: ...TIMOTHY GARDNER...

Address: ...11F BUTLER TOWERS

...JARDINE'S LOOKOUT, HONG KONG

Occupation: ...LAWYER...

LOI-8079260v5 102

EXECUTED and DELIVERED ) for and on behalf of WCL EBT LIMITED ) acting by ) in the presence of ) /s/ [illegible] Witness signature: /s/ GREG LAWSON Name: GREG LAWSON Address: JONES DAY, 21 TUDOR STREET LONDON, EC4Y 0DJ Occupation: TRAINEE SOLICITOR EXECUTED and DELIVERED ) for and on behalf of WCL HOLDCO ) LIMITED acting by ) in the presence of ) /s/ [illegible] Witness signature: /s/ TIMOTHY GARDNER Name: TIMOTHY GARDNER Address: 11F, BUTLER TOWERS JARDINE’S LOOKOUT, HONG KONG Occupation: LAWYER EXECUTED and DELIVERED as a Deed ) for and on behalf of NORD ANGLIA ) EDUCATION (UK) HOLDINGS PLC ) acting by ) in the presence of ) /s/ [illegible] Witness signature: /s/ TIMOTHY GARDNER Name: TIMOTHY GARDNER Address: 11F, BUTLER TOWERS JARDINE’S LOOKOUT, HONG KONG Occupation: LAWYER